Exhibit 3.45

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated May 6, 2011, is among OLYMPUS PACIFIC MINERALS INC., a corporation continued under the Canada Business Corporations Act (the “Company”), each purchaser identified on Schedule A hereto (each, including his, her or its successors and assigns, an “Investor” and, collectively, the “Investors”) and, with respect to certain sections hereof, Euro Pacific Capital, Inc., a California corporation (the “Placement Agent”), individually and in its capacity as the “Investor Representative” hereunder.

BACKGROUND

This Agreement has been entered into as contemplated by the Company’s Confidential Private Placement Memorandum, dated April 21, 2011 (together with any and all amendments and/or supplements thereto and all documents incorporated therein by reference, the “Memorandum”). References herein to an amount designated as “U.S. Dollars,” “United States Dollars,” “US Dollars” or “US$” are to such amount in lawful money or currency of the United States; and references herein to an amount designated as “Canadian Dollars” or “CAD$” are to such amount in lawful money or currency of Canada.

The Placement Agent is acting in such capacity in connection with the Company’s offering of Units (as defined below) as described in the Memorandum.

The Investors desire to purchase from the Company, and the Company desires to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, a minimum of US$8,000,000 (the “Minimum Amount”) of Units and up to a maximum of US$15,000,000 (the “Maximum Amount”) of Units, which Maximum Amount constitutes the aggregate maximum principal amount of all of the Notes (as defined below) issuable hereunder.

Each unit (a “Unit” and, collectively, the “Units”) shall consist of: (i) an 8% Unsecured Convertible Redeemable Note (each a “Note” and, collectively, the “Notes”) of the Company in the principal amount of One United States Dollar (US$1.00), which Note shall be convertible into shares (each a “Conversion Share” and, collectively, the “Conversion Shares”) of the Company’s common stock, no par value, (“Common Stock”) at US$0.50 per Conversion Share (subject to adjustment as set forth in the certificate representing the Note), and which shall be substantially in the form annexed hereto as Exhibit A, and (ii) two (2) separate detachable common stock purchase warrants (each a “Warrant” and, collectively, the “Warrants”), the first of which is fully vested and immediately exercisable for the purchase of 0.9804 shares of Common Stock at an exercise price of CAD$0.55 per Warrant Share (as defined below) (subject to adjustment as set forth in the certificate representing such Warrant), and the second of which is exercisable, subject to vesting as specified in the certificate representing such Warrant, for the purchase of 1.9608 shares of Common Stock at an exercise price of CAD$0.50 per Warrant Share (subject to adjustment as set forth in the certificate representing such Warrant). Each share issuable upon exercise of the Warrants is referred to herein as a “Warrant Share” and, collectively, as the “Warrant Shares”. The Warrants will be substantially in the form attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

The Company and the Investors are executing and delivering this Agreement in reliance upon exemptions from securities registration afforded by the rules and regulations promulgated by the Commission (as hereinafter defined) and by the SEC (as hereinafter defined) under the Securities Act of 1933, as amended.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein and to the other agreements set forth herein.

1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the respective meanings indicated in this Section 1.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of such Person and, if deceased or disabled, his or her heirs, executors or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition, “control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“ASIC” means the Australian Securities and Investments Commission.

“ASX” means ASX Limited (ACN 008 624 691) and, where the context permits, the Australian Securities Exchange operated by ASX Limited.

“Benchmark Price” means CAD$0.55; provided, however, that if the Company shall hereafter effect a stock split or consolidation of the outstanding shares of Common Stock or pay a stock dividend in shares of Common Stock upon its outstanding shares of Common Stock, then the Benchmark Price in effect immediately prior to such stock split, consolidation or dividend shall be adjusted so that the Benchmark Price in effect immediately after such stock split, consolidation or dividend shall equal the product of (a) the Benchmark Price in effect immediately prior to such stock split, consolidation or dividend times (b) a fraction, the numerator of which is the number of shares of Common Stock that are issued and outstanding immediately prior to such stock split, consolidation or dividend and the denominator of which is number of shares of Common Stock that are issued and outstanding immediately following such stock split, consolidation or dividend.

“Business Day” means any day on which banks located in New York, New York, United States; Toronto, Ontario, Canada; Da Nang, Vietnam; or Perth, Australia; are not required or authorized by law or other governmental action to remain closed.

“CAD” or “CAD$” means Canadian Dollars.

“Closing Escrow Agreement” means the Closing Escrow Agreement, dated as of May 4, 2011, by and among the Company, the Placement Agent and the Escrow Agent substantially in the form annexed hereto as Exhibit C.

“Commission” means the Ontario Securities Commission.

“Company’s knowledge” means the information and/or other items that the following executives of the Company have actual knowledge of after due inquiry: the Chairman and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Vice President of Commercial Development, the Corporate Secretary, the Chief Geologist, the Vice President of Finance and the Vice President of Investor Relations.

“Escrow Account” means the escrow account established by the Escrow Agent pursuant to the Closing Escrow Agreement where funds representing the Investors’ aggregate Purchase Price (as hereinafter defined) shall be held pending the Closing or any partial Closing.

“Escrow Agent” means Escrow LLC.

“Exchange” or “TSX” means the Toronto Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Force Majeure Event” means any event or circumstance that (i) is not due to the fault or negligence of the Company, and (ii) is not reasonably foreseeable and avoidable with reasonable efforts by the Company, and shall include, without limitation, the following: acts of vandalism, explosions and sabotage; blockages and embargoes; riots, rebellions, revolutions, insurrections, civil disorders, hostilities (whether or not war is declared), wars, invasions and other acts of enemies or terrorists; military or usurped power or nationalizations or confiscations; political and governmental unrest or upheaval; hurricanes, tornados, earthquakes and other acts of nature or God; and changes in treaties, statutes, laws, rules, regulations, orders or other binding directives issued by any government or governmental body or agency.
“German Notes” means the 8% Unsecured Convertible Redeemable Note that is in a principal amount not in excess of CAD$15,000,000 or, collectively, the 8% Unsecured Convertible Redeemable Notes that are in an aggregate principal amount not in excess of CAD$15,000,000, that is or are substantially similar to this Note (except it is or they are issued in Canadian Dollars, rather than U.S. Dollars) and that, concurrently with the Offering, is or are being or has been or have been issued by the Company to one or more investors in Germany.

“German Warrants” means, collectively, the warrants that are substantially similar to the Warrants and that are being or have been issued by the Company to one or more investors in Germany in connection with the issuance of the German Notes.
“Gold Loan Documents” means those certain 8% Senior Secured Redeemable Gold Delivery Promissory Notes, dated June 18, 2010, issued by the Company, and all transaction documents related thereto.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such specified Person: (a) for borrowed money; (b) evidenced by notes, bonds, debentures or similar instruments; (c) for the deferred and unpaid purchase price of goods, services or other property (other than trade payables or accrued expenses incurred in the ordinary course of business); (d) under capital lease obligations; and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Investor” means any Person who or that purchases Units in the Offering pursuant to this Agreement.

“Legal Requirement” means any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision.

“Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” includes, but is not limited to, mechanics’, materialmen’s, warehousemen’s and carriers’ liens and other similar encumbrances.  For the purposes hereof, a Person shall be deemed to be the owner of Property that it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.  For purposes of clarification, “Lien(s)” shall not be deemed to include (a) any restrictions on Transfer pursuant to the Securities Act, the Securities Laws or any other securities laws or pursuant to any of the Transaction Documents or (b) any lien or security interest that, although reflected in a financing statement or other filing or recording that is dated on or about August 14, 2006, relates to obligations that were due to Macquarie Bank but have been fully paid or otherwise discharged.

“March Investors” means, collectively, the investors in the March Offering and their successors and assigns.

“March Offering” means the offering made by the Company of units comprised of the Company’s convertible promissory notes and warrants exercisable for shares of Common Stock pursuant to a certain Securities Purchase Agreement by and among the Company, the Placement Agent and the investors signatory thereto, which offering was consummated on March 26, 2010.

“March Transaction Documents” means those certain 9% Subordinated Unsecured Convertible Redeemable Promissory Notes, dated March 26, 2010, issued by the Company, and all transaction documents related thereto.

“Material Adverse Effect” means a material adverse effect on, and a “Material Adverse Change” means a material adverse change in, the ability of the Company to perform its obligations under the Transaction Documents or to pay any obligations under the Notes when due, but, to the extent applicable, shall exclude any circumstance, change, matter or effect to the extent the same (I) is (or the consequences thereof are) temporary in nature or (II) the same results or arises from: (a) any change in general economic conditions in the industries or markets in which the Company and the Subsidiaries operates so long as the Company and the Subsidiaries are not disproportionately (in a material manner) affected by such changes; (b) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack, so long as the Company and the Subsidiaries are not disproportionately (in a material manner) affected by such conditions; (c) changes in United States or Canadian generally accepted accounting principles or the interpretation thereof; or (d) the entry into or announcement of this Agreement or any of the other Transaction Documents, actions contemplated by this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

“Offering” means the offering and sale of the Units pursuant to this Agreement and the Memorandum.

“OTCBB” means the Over-the-Counter Bulletin Board system.

“Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means an amount equal to US$1.00 per Unit multiplied by the number of Units being purchased.

“Regulatory Authorities” means collectively the Commission and the TSX;

“Required Holders” means, at any time, holders of Notes holding more than fifty percent (50%) of the aggregate principal amount of all Notes outstanding at such time.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means, collectively, the Units, the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, decisions, notices and interpretation notes of the Commission.

“Subsidiary” means any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company. If and for so long as the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise Bong Mieu Gold Mining Company Limited (a Vietnamese company), Phuoc Son Gold Company Limited (a Vietnamese Company), Bau Mining Co Ltd (a Samoan company), Binh Dinh NZ Gold Co Ltd (a Vietnamese company) or North Borneo Gold Sdn Bhd (a Malaysian company), such entity shall be deemed to be a Subsidiary.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common

Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the TSX, the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants and the Closing Escrow Agreement.

“Transfer” means any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“TSX” means the Toronto Stock Exchange.

“USD,” “USD$,” or “$” means United States Dollars.

2.	SALE AND PURCHASE OF UNITS.

       2.1. Subscription for Units by Investors. Subject to the terms and conditions of thisAgreement and upon the basis of the representations and warranties herein contained, on the Closing Date, each Investor shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the number of Units specified by it on its signature page attached hereto in exchange for the Purchase Price therefor. The minimum investment amount for each Investor is US$50,000, with investments above such amount made in increments US$10,000.

       2.2. Closing. Subject to the terms and conditions set forth in this Agreement, on each Closing Date, the Company shall issue and sell to each Investor listed on Schedule A (exclusive, however, of any such Investor to which Units have already been issued and sold), and each such Investor shall, severally and not jointly, purchase from the Company such number of Units as is set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Schedule A (each such event, a “Closing”).  The date of each Closing is hereinafter referred to as the “Closing Date” for such Closing. Each Closing shall occur within the time periods set forth in the Memorandum at the offices of Pillsbury Winthrop Shaw Pittman LLP at 2300 N Street, NW, Washington, DC 20037 or remotely via the exchange of documents and signatures.

The Investors acknowledge that the Offering may be completed at one or more Closings in the discretion of the Company and the Investor Representative and that multiple Closings may be effected until the Maximum Amount is raised; provided, however, that Units equal to at least the Minimum Amount are required to be sold at the first such Closing. Upon completion of each Closing, the Company is irrevocably entitled to the Purchase Price for the Units issued and sold at such Closing, subject to the rights of the Investors under this Agreement and any applicable laws.

       2.3. Closing Deliveries. At each Closing, the Company shall deliver to each Investor purchasing Units at such Closing, against delivery by such Investor of the Purchase Price therefor as provided in the next sentence, certificates representing the Notes and the Warrants being purchased by such Investor, provided that any shareholder approval required for the issue of the Warrants, the Notes, the Warrant Shares and the Conversion Shares by the Company under any applicable law or applicable stock exchange rule has been obtained. At each Closing, each Investor purchasing Units at such Closing shall deliver or cause to be delivered to the Company: (i) the Purchase Price set forth in its counterpart signature page annexed hereto by paying Canadian dollars in immediately available funds by wire transfer to the Escrow Account pursuant to the Closing Escrow Agreement; and (ii) any further documentation required under the Securities Laws or the policies of any Regulatory Authority.

       2.4. The Notes. The Notes shall have the terms and conditions and be substantially in the form annexed hereto as Exhibit A.

       2.5. The Warrants.  The Warrants shall have the terms and conditions and be substantially in the form annexed hereto as Exhibit B.

       2.6. Use of Proceeds. The Company hereby covenants and agrees that the proceeds from the sale of Units shall be used as provided for in the Memorandum.

       2.7. Appointment of the Investor Representative.

       (a) Each Investor, severally and not jointly, hereby appoints the Placement Agent (together with its permitted successors, and in this context, the “Investor Representative”), as its true and lawful agent and attorney-in-fact to, without the need for any further consent or further action on the part of any Investor: (i) enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the other Transaction Documents; (ii) accept delivery of the certificates representing the Notes and the Warrants comprising the Units purchased hereunder; (iii) exercise all or any of the powers, authority and discretion conferred on such Investor under this Agreement or any of the Transaction Documents; (iv) without any action on the part of any Investor (subject to any applicable stock exchange rules), waive or amend any terms and conditions of this Agreement or any of the other Transaction Documents, including, but not limited to, waive any Event of Default (as defined in the certificate representing the Notes) and any negative or affirmative covenants of the Company contained in any Transaction Document; and (v) give and receive notices on such Investor’s behalf and to be such Investor’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement or any Transaction Document, and the Investor Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Investor Representative shall not be liable for any action taken or not taken by it in connection with its obligations under this Agreement, except for losses directly and solely caused by the Investor Representative’s gross negligence or wilful misconduct. If the Investor Representative shall be unable or unwilling to serve in such capacity, its successor shall be named by the

Required Holders, which successor shall serve and exercise the powers of the Investor Representative hereunder. Each Investor hereby agrees to be bound by all actions taken by the Investor Representative even if such Investor has not otherwise consented to or agrees with such action and even if neither the Required Holders nor such Investor nor any other Investor has consented to or agrees with such action; and each Investor hereby ratifies and confirms all actions taken by the Investor Representative.

       (b) The duties of the Investor Representative shall be ministerial and administrative in nature, and the Investor Representative shall not have a fiduciary relationship with any Investor, or other Person, by reason of any Transaction Document or any transaction relating thereto. The Investor Representative shall not have any duties except those expressly set forth in the Transaction Documents. The conferral upon the Investor Representative of any right shall not imply a duty on the Investor Representative’s part to exercise such right, unless instructed to do so by the Required Holders (or all Investors if the Transaction Documents otherwise so provide) in accordance with this Agreement.

       (c) The Investor Representative may perform its duties through agents and employees (“Investor Representative Professionals”).  The Investor Representative may consult with and employ Investor Representative Professionals and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Investor Representative Professional. The Investor Representative shall not be responsible for the negligence or misconduct of any agents, employees or Investor Representative Professionals selected by it with reasonable care.

       (d) This Section 2.7 is an agreement solely among the Investors and the Investor Representative and shall survive full payment of the Notes. This Section 2.7 does not confer any rights or benefits or impose any duties, obligations or liabilities upon, and shall not otherwise be binding upon, the Company or any other Person.

       (e) To the extent that the Investor Representative is not reimbursed and indemnified by the Company and the Subsidiaries, the Investors will jointly and severally reimburse and indemnify the Investor Representative, in proportion to their initially purchased respective deemed or stated principal amounts of their Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Investor Representative in performing its duties hereunder or under the other Transaction Documents or in any way relating to or arising out of the Transaction Documents, except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Investor Representative’s own gross negligence or willful misconduct. Prior to taking any action hereunder as the Investor Representative, the Investor Representative may require each Investor to deposit with it sufficient sums that it determines in good faith are necessary to protect the Investor Representative for costs and expenses associated with taking such action.

       (f) The Investor Representative hereby acknowledges and agrees to perform those obligations contained in the Notes that require performance by the Investor Representative even though the Investor Representative is not a party to any of the Notes.

2.8. Acknowledgements by Company with respect to Investor Representative. The Company agrees that (subject to the validity, binding effect and enforceability of Section 2.7) the Investor Representative has standing to, and may, enforce on behalf of the Investors any provision of this Agreement, the Note or any other Transaction Document to which the Investor Representative is a party, including any affirmative or negative covenant contained in this Agreement, the Note or any other such Transaction Document as and to the same extent as an Investor. As between the Company and the Investor Representative, any action that the Investor Representative may take under any Transaction Document to which it is a party shall (subject to the validity, binding effect and enforceability of Section 2.7 hereof) be conclusively presumed to have been authorized and directed by the Investors.

3.	ACKNOWLEDGEMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, acknowledges that:

        3.1. Resale Restrictions. None of the Securities has been registered under the Securities Act or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by such Investor except pursuant to an effective registration statement under the Securities Act, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws.  Such Investor further acknowledges that neither this Agreement nor any of the other Transaction Documents provides such Investor with any registration rights and that the Company has no intention of registering any of the Securities.

3.2. Agreements.  Such Investor has received, carefully read and acknowledges the terms of the Transaction Documents and Memorandum, including the Risk Factors set forth in the Memorandum and the documents incorporated by reference into the Memorandum.

3.3. Books and Records.  The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by such Investor during reasonable business hours at the Company’s principal place of business, that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by such Investor and its attorney and/or advisor(s) and that such Investor and/or its advisor has reviewed all such documents, records and books to its full satisfaction and all questions it and/or its advisor(s) may have had been answered to their respective full satisfaction.

3.4. Independent Advice. Such Investor has been advised to consult such Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and neither the Company nor the Placement Agent is in any way, directly and/or indirectly, responsible) for compliance with:

        (a) any applicable laws of the jurisdiction in which such Investor is resident in connection with the distribution of the Securities hereunder, and

        (b) applicable resale restrictions.

3.5. No Governmental Review or Insurance. Neither the SEC, the Commission, the ASIC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by such Investor in connection with the sale of the Securities, and there is no government or other insurance covering any of the Securities.

3.6. Personal Information. Such Investor acknowledges and consents to the fact that the Company is collecting personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) of such Investor for the purpose of completing this Agreement.  Such Investor acknowledges and consents to the Company retaining such personal information for as long as permitted or required by law or business practices; such Investor agrees and acknowledges that the Company may use and disclose such personal information: (i) for internal use with respect to managing the relationships between and contractual obligations of the Company and such Investor; (ii) for use and disclosure for income tax related purposes, including, without limitation, where required by law, disclosure to Canadian Revenue Agency; (iii) disclosure to professional advisers of the Company; (iv) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings; (v) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (vi) disclosure to any Person where such disclosure is necessary for legitimate business reasons and is made with such Investor’s prior written consent; (vii) disclosure to a court determining the rights of the parties under this Agreement; and (viii) for use and disclosure as otherwise required or permitted by law; in addition, such Investor further acknowledges and consents to the fact that the Company may be required to provide any one or more of the Canadian securities regulators, stock exchanges, the Investment Industry Regulatory Organization of Canada, other regulatory agencies or the Company’s registrar and transfer agent with any personal information provided by such Investor in this Agreement, and may make any other filings of such personal information as the Company’s counsel deems appropriate, and such Investor acknowledges receipt of notification of the disclosure of Personal Information by the Company to the TSX and such Investor hereby consents to and authorizes the foregoing use and disclosure of such Personal Information and agrees to provide, on request, all particulars required by the Company in order to comply with the foregoing. Such Investor further acknowledges and expressly consents to:

        (a) the disclosure of Personal Information by the Company to the TSX, the ASIC, the SEC, the Commission, the ASX and other applicable regulatory authorities, as required;

        (b) the collection, use and disclosure of Personal Information by the TSX, the

ASIC or the ASX for such purposes as may be identified by the TSX, the ASIC or the ASX respectively from time to time; and (c) that it has been notified by the Company (i) of the delivery to the Commission of the full name, residential address and telephone number of such Investor, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution, (ii) that this information is being collected indirectly by the Commission under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at (416) 593-8086 regarding any questions about the Commission’s indirect collection of this information (for the purposes of this Section 3.6, “Personal Information” means any information identifiable about such Investor).

3.7. No Restriction.  Except as otherwise expressly provided in any Transaction Document or any Gold Loan Document, the issue of the Units will not restrict or prevent the Company from obtaining any other financing or from issuing additional securities or rights, subject, however, to limitations on the Company’s authorized capital stock.

3.8. Proceeds of Crime.  The funds representing the aggregate Purchase Price in respect of the Units that will be advanced by such Investor to the Company hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”), and such Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and such Investor’s subscription hereunder, on a confidential basis, pursuant to the PCMLTF Act; to the best of such Investor’s knowledge, none of the subscription funds to be provided hereunder (i) have been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to such Investor.  Such Investor shall promptly notify the Company if such Investor discovers that any such representation ceases to be true and shall provide the Company with appropriate information in connection therewith.

3.9. Investment Experience.  Such Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can, without impairing its financial condition, bear the economic risk and complete loss of its entire investment in the Securities and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby, and such Investor can be assured to have the capacity to protect its own interest in connection with its investment.

3.10. Company’s Right to Reject Subscriptions.  Such Investor acknowledges that the Company, in its sole discretion, reserves the unconditional right to accept or reject, in whole or in part, this subscription, with or without cause, or to determine not to proceed with the Offering.

        3.11. Canadian Acknowledgements. Such Investor acknowledges the following:

       (a) no prospectus has been or is intended to be filed by the Company with any securities commission in connection with the offering of Units or the issuance of the Securities;

          (b) no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Securities;

          (c) there is no government or other insurance covering the Securities, and there are risks associated with the purchase of the Securities;

          (d) there are restrictions on such Investor’s ability to resell the Securities imposed by applicable securities legislation and the Exchange and it is the responsibility of such Investor to find out what those restrictions are and to comply with them before reselling or otherwise transferring any of the Securities; and

          (e) the Company has advised such Investor that the Company is relying on an exemption from the requirements to provide such Investor with a prospectus under applicable securities legislation, and as a consequence of acquiring the Units pursuant to these exemptions:

          (i) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, will not be available to such Investor;

          (ii) such Investor may not receive information that might otherwise be required to be provided to such Investor under the applicable securities legislation if the exemption was not being used; and

          (iii) the Company is relieved from certain obligations that would otherwise apply under the applicable securities legislation if an exemption was not being used;

          (f) the Securities shall be subject to statutory resale restrictions under Securities Laws;

          (g)  such Investor covenants that it will not resell any of the Securities except in compliance with applicable laws, and such Investor acknowledges that it is solely responsible (and the Company is not in any way responsible) for such compliance;

          (h) such Investor’s ability to transfer the Securities is limited by, among other things, applicable Securities Laws;

          (i) the certificates or other instruments representing the Notes will bear, as of the Closing Date (and in the event the Notes are converted prior to the date that is four months and one day after the Closing Date, the Conversion Shares will bear), in addition to any other legends required by applicable law, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 7, 2011 IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.” “THE SECURITIES ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

          (j) the certificates or other instruments representing the Warrants will bear, as of the Closing Date (and in the event the Warrants are exercised prior to the date that is four months and one day after the Closing Date, the Warrant Shares will bear), legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 7, 2011 IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”

“THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

        3.12. Australian Acknowledgements.  Such Investor agrees not to offer any Conversion Shares or Warrant Shares for sale to any person in Australia (“Offer”), through an on-market sale on the ASX or otherwise, within 12 months from the date of issue of the Conversion Shares to the Investor on conversion of a Note, or the Warrant Shares to the Investor on exercise of a Warrant, unless:

          (a) the Offer does not require disclosure as a result of section 708 or 708A of the Australian Corporations Act 2001 (excluding section 708 (1) of the Australian Corporations Act 2001); or

          (b) the Offer is made pursuant to a disclosure document in accordance with the Australian Corporations Act 2001.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor, severally and not jointly, represents and warrants to the Company, solely as to such Investor, that as at the date given above and the Closing Date:

4.1. Capacity. Such Investor: (i) if a natural person, has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the other Transaction Documents to which such Investor is (directly or through the Investor Representative) a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, was not formed for the specific purpose of acquiring the Units, is duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its organization, has full power and authority to execute and deliver this Agreement, the other Transaction Documents to which it is (directly or through the Investor Representative) a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Units and any other Securities issuable upon the conversion or exercise thereof; (iii) the execution and delivery of this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party have been duly authorized by all necessary action on the part of such Investor; (iv) if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or partnership or other entity for whom such Investor is executing this Agreement and the other Transaction Documents; and (v) such individual, partnership, ward, trust, estate, corporation, limited liability company or partnership or other entity has full right and power to perform pursuant to this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party and make an investment in the Company.

4.2. No Violation of Corporate Governance Documents.  If such Investor is a corporation or other entity, the entering into of this Agreement and the other Transaction Documents to which it is (directly or through the Investor Representative) a party and the performance by such Investor of the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, such Investor or of any agreement, written or oral, to which such Investor may be a party or by which such Investor is or may be bound.

4.3. Binding Agreement.  Such Investor has duly executed and delivered this Agreement and the other Transaction Documents to which it is (or, in the case of any other Transaction Document to which such Investor is contemplated to be a party or by which it is contemplated that such Investor will be bound, has caused the Investor Representative to execute the same of behalf of such Investor, with such Investor intending and hereby agreeing to be bound thereby as if it were a signatory thereto) a party, and this Agreement and the other

Transaction Documents to which it is (directly or through the Investor Representative) a party constitute valid and binding agreements of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4. Purchase Entirely for Own Account. The Securities are being acquired by such Investor as principal for such Investor’s own account, not as nominee or agent, and not for the benefit of any other Person, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of any United States federal and state securities laws or the Securities Laws, and such Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act or the Securities Laws, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with United States federal and state securities laws and the Securities Laws, as may be applicable.

4.5. Not a Broker-Dealer. Such Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event such Investor is a member of FINRA or associated or Affiliated with a member of FINRA, such Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities.

4.6. Not an Underwriter. Such Investor is not an underwriter of the Common Stock, nor is it an Affiliate of an underwriter of the Common Stock.

4.7. Disclosure of Information. Such Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company and its business and the terms and conditions of the Offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  Such Investor acknowledges that it has received, and fully and carefully reviewed and understands, all of the Transaction Documents, including, but not limited to, the Memorandum describing, among other items, the Company, its business and risks, the Securities and the offering of the Securities. Such Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Reports (as defined below), either in hard copy or electronically through the SEC’s EDGAR system or the Canadian Securities Administrator’s SEDAR system, as applicable. Such Investor acknowledges that the Transaction Documents and the Memorandum do not contain all the information that would be included in a registration statement covering the offering and sale of the Securities under the Securities Act. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor’s decision to enter into this Agreement has been made based solely on the independent evaluation of such Investor and its representatives. Such Investor has received such accounting, tax and legal advice from Persons (other than the Company and its officers and other representatives) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

4.8. Restricted Securities. Such Investor understands that the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:

(a) they are sold pursuant to an effective registration statement under the Securities Act; or

(b) they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or

(c) they are sold or transferred to an “affiliate” (as defined in Rule 144, promulgated under the Securities Act (or a successor rule (“Rule 144”)) of such Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.8 and who is an accredited investor, or

(d) they are validly sold pursuant to Rule 144.

Such Investor further understands that any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms and conditions of Rule 144 and that neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.9. Accredited Investor.  Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).  Such Investor is also an “accredited investor” as defined in Section 1.1 of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” under the Canadian Securities Laws.

4.10. No General Solicitation. Such Investor did not learn of the Offering or any other investment (or opportunity to purchase or otherwise invest) in the Securities as a result of any public advertising or general solicitation and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.11. Brokers and Finders. Such Investor will not have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.12. Prohibited Transactions.

Other than with respect to the transactions

contemplated herein, since the earlier to occur of: (i) the time that such Investor was first contacted by the Placement Agent or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither such Investor nor any Affiliate of such Investor that (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Investor or Trading Affiliate effected, or agreed to effect, any transactions in the securities of the Company or involving the Company’s securities.

4.13. Residency. Such Investor is a resident of, or if not an individual, has its head office located in, the jurisdiction set forth on such Investor’s signature page hereto, which address is the Investor’s residence or principal place of business, and such address was not obtained or used solely for the purpose of acquiring the Units.

4.14. Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein and in its questionnaire in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities. All of the information that such Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, such Investor will immediately provide the Company with such information.  Such Investor will indemnify and hold the Company, its affiliates, and representatives, harmless from and against any and all loss, liability, cost, damage, expense (including attorney’s fees and expenses) and claims arising out of, in connection with or resulting from (i) the sale or distribution of the Securities by such Investor in violation of any applicable law, rule or regulation and/or (ii) any misrepresentation by such Investor or any breach of any warranties herein or in such Investor’s questionnaire or any covenants or agreements set forth herein. Notwithstanding the provisions of this paragraph, no Investor shall be required to indemnify any Person pursuant to this paragraph in an amount in excess of the amount of the aggregate Purchase Price paid by such Investor pursuant to the Offering.

4.15. Control Person.  Such Investor is not a “control person” of the Company as defined in the Securities Act (Ontario), will not become a “control person” by virtue of the purchase of any of the Units and does not intend to act in concert with any other Person to form a control group of the Company.
4.16. No Representation. Other than in connection with the redemption of the Notes in accordance with the express terms of the Notes, no Person has made to such Investor any written or oral representations: (i) that any Person will resell or repurchase any of the Securities; (ii) that any Person will refund the Purchase Price; (iii) as to the future price or value of any of the Securities; or (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange.

4.17. International Investors. If such Investor is resident outside the United States or Canada, such Investor: (a) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which such Investor is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units and the other Securities; (b) is purchasing the Units and the other Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, such Investor is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; (c) such Investor confirms that the subscription by such Investor does not contravene any applicable securities laws of the Authorities in the International Jurisdiction and does not require the Company to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units; and (d) such Investor confirms that the purchase of the Units by such Investor does not trigger: an obligation by the Company or any other Person to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or continuous disclosure reporting obligations of the Company in the International Jurisdiction; and such Investor will, if requested by the Company comply with such other requirements as the Company may reasonably require.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Investor as of the date hereof and (except to the extent any representation or warranty expressly speaks as of an earlier date) as of the Closing Date applicable to such Investor’s purchase of any Units hereunder that, in each case except as set forth or disclosed in the SEC Reports (as hereinafter defined), the Memorandum or the specified Schedule of the Disclosure Schedules that are delivered to the Investor Representative or are attached hereto and made a part hereof:
5.1. Subsidiaries. A true and correct structure chart of the Company and its wholly owned and consolidated Subsidiaries is included as Schedule 5.1 to the Disclosure Schedules. Except as disclosed on Schedule 5.1 to the Disclosure Schedules or in the Memorandum, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens (other than Permitted Liens (as hereinafter defined)), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights. The sole purpose of Bong Mieu Holdings Ltd. (“BM Thai HoldCo”), a Thai corporation, is to hold the equity interests of Bong Mieu Gold Mining Company Limited, a Vietnamese company, and BM Thai HoldCo conducts no other business, holds no other assets or is not liable for any Indebtedness.

5.2. Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

5.3. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated thereby to be consummated by it and otherwise to carry out its obligations thereunder. The execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby to be consummated by it have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company in connection therewith. Each Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.4. No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby to be consummated by it do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) subject to obtaining an appropriate written consent or waiver from the Placement Agent in its capacity as the “Investor Representative” under the Gold Loan Documents and/or the March Transaction Documents, as applicable (such consent or waiver is hereinafter referred to as the “Investor Representative Waiver”), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to obtaining the Investor Representative Waiver, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

5.5. Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of any of the Transaction Documents to which the Company is a party, other than (a) the application(s) to each Trading Market for the listing of the Conversion Shares and the Warrant Shares for trading thereon in the time and manner required thereby and applicable “Blue Sky” filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, and (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws that the Company undertakes to file within the applicable time periods. Subject to the truth, completeness and accuracy of the representations and warranties of each Investor set forth in Sections 3 and 4 hereof and in its questionnaire, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Units, the Notes and the Warrants; (ii) the issuance of the Conversion Shares upon due conversion of the Notes; (iii) the issuance of the Warrant Shares upon due exercise of the Warrants; and (iv) the other transactions contemplated by the Transaction Documents to which the Company is a party from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents to which the Company is a party. Without limiting the generality of the foregoing, subject to the truth, completeness and accuracy of the representations and warranties of each Investor set forth in Sections 3 and 4 hereof and in its questionnaire, the Units are being offered and sold without registration under the Securities Act or applicable Canadian securities regulations in a private placement that is exempt from the registration provisions of the Securities Act and such Canadian securities regulations.

5.6. Issuance of the Securities. The Notes are (or will be), subject to any shareholder approval required for the issuance of the Notes and the Conversion Shares by the Company under any applicable law or applicable stock exchange rule, duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly created, free and clear of all Liens (exclusive of any Liens granted or attaching on account of any action or inaction on the part of the relevant Investor).  The Warrants are (or will be), subject to any shareholder approval required for the issuance of the Warrants and the Warrant Shares by the Company under any applicable law or applicable stock exchange rule, duly authorized. Subject to the last sentence of this Section 5.6 and to the obtaining of any applicable shareholder approval, upon the due conversion of the Notes in accordance with the terms thereof, the Conversion Shares will be validly issued, fully paid and non-assessable and free and clear of all Liens (exclusive of any Liens granted or attaching on account of any action or inaction on the part of the relevant Investor). Subject to the last sentence of this Section 5.6 and to the obtaining of any applicable shareholder approval, upon the due exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable and free and clear of all Liens (exclusive of any Liens granted or attaching on account of any action or inaction on the part of the relevant Investor). Subject to the last sentence of this Section 5.6, the

Company has reserved (or will reserve) from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Notes and the Warrants.  The Company does not currently have a sufficient number of shares of its duly authorized Common Stock approved for issuance under the ASX listing rules to provide for the aggregate number of shares of Common Stock that are or may become issuable upon the conversion, exercise or exchange of securities (whether currently outstanding or contemplated to be issued in connection with the Offering) that are (or may become) convertible into, or exercisable or exchangeable for, shares of Common Stock.  The Company has reserved 38,267,152 shares of Common Stock, which have been duly authorized and are currently available for issuance under the ASX listing rules, for issuance upon the conversion of the Notes or exercise of the Warrants.

5.7. Capitalization. Schedule 5.7 to the Disclosure Schedules sets forth as of the date hereof: (a) the authorized capital stock of the Company; (b) the number of shares of its capital stock issued and outstanding; (c) the number of shares of its capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of its capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants and the German Notes and German Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, non-assessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  Except as provided herein, in the other Transaction Documents or in any engagement or similar agreement with the Placement Agent, no Person (other than the March Investors and the Placement Agent) has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by this Agreement, the Notes or the Warrants. Except as described on Schedule 5.7 to the Disclosure Schedules or is provided in any engagement or similar agreement with the Placement Agent or have been issued as contemplated by this Agreement or any of the other Transaction Documents, there are no outstanding options, warrants, script rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Company’s stock option plan.  Except as may be required pursuant to a right of first refusal provided to the March Investors in connection with the March Offering, the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors and the Placement Agent or successors or assigns of the foregoing) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except for the March Transaction Documents, the Gold Loan Documents, the Transaction Documents and any engagement or similar agreement with the Placement Agent or as described on Schedule 5.7 to the Disclosure Schedules, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 5.7 to the Disclosure Schedules, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

5.8. SEC Reports; Financial Statements.  The Company has filed all reports, registration statements, annual information forms, material change reports and other filings required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, pursuant to the applicable securities laws in Canada and general corporate law applicable to the Company; and such filings were true and accurate as at the respective dates thereof and the Company has not filed any confidential material change reports, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports, registration statements and other filings) (the foregoing reports, registration statements, annual information forms, material change reports and other filings are collectively referred to herein as the “SEC Filings”, the foregoing reports, registration statements, annual information forms, material change reports and other filings, including the exhibits thereto and agreements and other documents incorporated therein by reference, are collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement and the Memorandum, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filing prior to the expiration of any such extension. As of their respective dates, the SEC Filings complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder, as well as securities laws in Canada that were applicable thereto, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis during the periods involved (“Canadian GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by Canadian GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.9. Material Changes.  Except as disclosed in Schedule 5.9 to the Disclosure Schedules, since the date of the latest audited financial statements included in the SEC Reports, the Company and the Subsidiaries have not done any of the following (other than with respect to the matters referred to in clause (a) or (j) below) that, if it had occurred (and, if applicable, continued) prior to the date of the most recent SEC Report, would have been required to be disclosed in such SEC Report and that has had or is reasonably anticipated to have a Material Adverse Effect):

       (a) suffered any Material Adverse Change;

       (b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of CAD$200,000;

       (c) granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of the Subsidiaries to any officer or employee, except for normal raises for non-executive personnel made in the ordinary course of business that are usual and normal in amount;

       (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of the Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of the Subsidiaries of such shares;

       (e) issued any shares of capital stock of the Company or any of the Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of the Subsidiaries, other than pursuant to or as contemplated by any of the Transaction Documents or any engagement or similar agreement with the Placement Agent;

       (f) adopted or proposed the adoption of any change in the Company’s Certificate of Incorporation or Bylaws or similar constituent instruments;

       (g) made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

       (h) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

       (i) sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;

       (j) been involved in any dispute involving any employee that would reasonably be expected to result in a Material Adverse Change;

       (k) entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;

       (l) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure), other than pursuant to or as contemplated by any of the Transaction Documents or any engagement or similar agreement with the Placement Agent;

       (m) amended or modified, or waived any default under, any Material Contract (as defined below);

       (n) to the Company’s knowledge, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with Canadian GAAP or the International Financial Reporting Standards (“IFRS”), as applicable, and whether due or to become due), except for (i) liabilities incurred under or pursuant to any of the Transaction Documents or any engagement or similar agreement with the Placement Agent and (ii) accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

       (o) permitted or allowed any of their material property or assets to be subjected to any material Lien (other than Liens created pursuant to or as contemplated by any of the Transaction Documents and Permitted Liens);

       (p) settled any claim, litigation or action, whether now pending or hereafter made or brought;

       (q) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of CAD$200,000 or in the aggregate, in excess of CAD$500,000;

       (r) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;

       (s) made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of the Subsidiaries;

       (t) compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

       (u) merged or consolidated with any other Person or acquired a material amount of assets of any other Person;

       (v) entered into any agreement in contemplation of the transactions specified herein other than this Agreement, the other Transaction Documents and an engagement or similar agreement with the Placement Agent; or

       (w) (other than pursuant to or as contemplated by any of the Transaction Documents or any engagement or similar agreement with the Placement Agent) agreed to take any action described in this Section 5.9 or that would reasonably be expected to otherwise constitute a breach of any of the representations or warranties of the Company contained in this Agreement.

5.10. Litigation. Except as disclosed in Schedule 5.10 to the Disclosure Schedules, to the Company’s knowledge, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities; or (ii) would, if there were an unfavourable decision with respect thereto, has or is reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any Subsidiary, nor any director or officer thereof, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  To the Company’s knowledge, there has not been, and there is not pending or contemplated, any investigation by the Commission or SEC involving the Company or any current or former director or officer of the Company. Neither the Commission nor the SEC has issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

5.11. Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary, since January 1, 2009 received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) to the Company’s knowledge, is in violation of any order of any court, arbitrator or Governmental Body; or (iii) to the Company’s knowledge, is or has been since January 1, 2009 in violation of any statute, rule or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

5.12. Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports and the Memorandum, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.13. Title to Assets. The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (a) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (b) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties, (c) Liens created pursuant to or as contemplated by any of the Transaction Documents and (d) Liens created by law (the Liens referred to in the foregoing clauses (a), (b), (c) and (d) are herein referred to collectively as

“Permitted Liens”). Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except where the failure to hold any such lease or to be in compliance therewith would not have or reasonably be expected to result in a Material Adverse Effect.

5.14.	Contracts.

       (a) Except for the Transaction Documents or any engagement or similar agreement with the Placement Agent or as disclosed in Schedule 5.14(a) to the Disclosure Schedules, neither the Company nor any of the Subsidiaries is party or subject to, or bound by, any of the following, except to the extent that (a) the same have been entered into in the ordinary course of business as a gold mining production and exploration company or as a direct or indirect parent of a gold mining production and exploration company, including, without limitation, as required for construction of the Phuoc Son Gold Company Limited processing plant, or (b) the same would not be required to be disclosed in the SEC Reports:

          (i) any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of the Subsidiaries of more than CAD$200,000 or that are otherwise material and not entered into in the ordinary course of business;

          (ii) any contract, lease or agreement that involves payments in excess of CAD$200,000 and that is not cancellable by the Company or any of the Subsidiaries, as applicable, without penalty on not less than 60 days notice except for: Blasting Service Contract for Bong Mieu 18 August 2009 to 31 December 2014 for US$64,303 pa. Balance to go US$241,136; Appendix 13 to Gaet explosives supply contract 17/2007PS dated May 14, 2010 for Phuoc Son balance to pay of US$270,000 and Lease and operating costs commitments for Toronto office expires 31 December 2012 with net commitment remaining of CAD$187,700;

          (iii) any contract, including any distribution agreement, containing covenants directly or explicitly limiting the freedom of the Company or any of the Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

          (iv) any indenture, mortgage, note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

          (v) any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of the Subsidiaries or Persons related to or affiliated with such Persons;

          (vi) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of the Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of the Subsidiaries that includes, without limitation, antidilution rights, voting arrangements or operating covenants;

          (vii) any pension, profit sharing, retirement, stock option or stock ownership plans;

          (viii) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of the Subsidiaries or based on the revenues or profits derived from any material contract;

          (ix) any acquisition, merger, asset purchase or other similar agreement;

          (x) any sales agreement that entitles any customer to a right of set-off or right to a refund after acceptance by such customer of the products or services provided to it pursuant to such sales agreement; (xi) any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of the Subsidiaries, as applicable, to meet its obligations under such agreement; or (xii) any agreement under which the Company or any of the Subsidiaries has granted any Person registration rights for securities.

       (b) The contracts disclosed in Schedule 5.14(a) to the Disclosure Schedules and the material contracts disclosed by the Company in the SEC Reports are herein referred to collectively as the “Material Contracts”.  The Company has made available to the Investor Representative copies of the Material Contracts.  Neither the Company nor any of the Subsidiaries has entered into any oral contract that, if written, would qualify as a Material Contract. To the Company’s knowledge, each of the Material Contracts represents a valid and binding obligation of, and is in full force and effect against, each party thereto (other than the Company and the Subsidiaries) and is enforceable against each party thereto (other than the Company and the Subsidiaries) in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity) and will continue to be so immediately following the Closing Date.

       (c) Actions with Respect to Material Contracts.

          (i) Neither the Company nor any of the Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults that would not have a Material Adverse Effect,

          (ii) To the Company’s knowledge, no event has occurred and is continuing, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Material Contract; or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material

Adverse Effect.

5.15.	Taxes.

        (a) The Company and the Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect. All such filed tax returns are accurate in all material respects. The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid and that would have a Material Adverse Effect. The reserves for taxes, if any, reflected in the SEC Reports or in the Memorandum were, as of the dates stated, adequate, and there are no Liens for taxes on any property or assets of the Company and any of the Subsidiaries (other than Liens for taxes not yet due and payable or that would not have a Material Adverse Effect). There have been no audits or examinations of any tax returns of the Company or any of the Subsidiaries by any Governmental Body, and the Company or the Subsidiaries have not received any notice that such audit or examination is pending or contemplated. No claim has been made by any Governmental Body in a jurisdiction where the Company or any of the Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. To the Company’s knowledge, no state of facts exists or has existed that would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns. There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

        (b) Neither the Company nor any of the Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

5.16.	Employees and Labor Relations.

        (a) Each individual who performs services for the Company or any of the Subsidiaries has been, and is, properly classified by the Company or the relevant Subsidiary as an employee or an independent contractor, except where the failure to so classify an individual has not had and is not reasonably anticipated to have a Material Adverse Effect.

        (b) To the Company’s knowledge, no employee or advisor of the Company or any of the Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company or any of the Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of the Subsidiaries or to the use of trade secrets or proprietary information of others, exclusive of any such violation as has not had and is not reasonably anticipated to have a Material Adverse Effect. To the Company’s knowledge, there is neither pending nor threatened any actions, suits, proceedings or claims or any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence, exclusive of any of the foregoing that has not had and is not reasonably anticipated to have a Material Adverse Effect.

        (c) No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company that would reasonably be expected to result in a Material Adverse Effect.

5.17. Patents and Trademarks. To the Company’s knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and that the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, exclusive of any such violation or infringement as has not had and is not reasonably anticipated to have a Material Adverse Effect.  To the Company’s knowledge, all such Intellectual Property Rights are enforceable. The Company and the Subsidiaries have taken reasonable steps to protect the Company’s and the Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information that is necessary for the conduct of Company’s and each of the Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where the failure of any employee, consultant and contractor to execute such an agreement has not had and is not reasonably anticipated to have a Material Adverse Effect.  Except under confidentiality obligations, to the Company’s knowledge there has been no material disclosure of any of the Company’s or the Subsidiaries’ Confidential Information to any third party, exclusive of any such disclosure as has not had and is not reasonably anticipated to have a Material Adverse Effect.

5.18. Environmental Matters.  To the Company’s knowledge, neither the Company nor any Subsidiary of the Company is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a claim.

5.19. Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the Company’s knowledge, the Company and the Subsidiary will be able to renew their existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.20. Private Placement. Assuming the truth, accuracy and completeness of the Investors’ representations and warranties set forth in Sections 3 and 4 and in their respective questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

5.21. No Integrated Offering.  Except for the offering of the German Notes and German Warrants being offered by the Company contemporaneously herewith, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company is listed or designated.

5.22. Brokers and Finders.  Other than as provided in any of the Transaction Documents or the engagement or similar agreement with the Placement Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.23. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities; provided, however, that no representation or warranty shall be deemed made hereby with respect to action taken by the Placement Agent or any agent or representative thereof.

5.24. Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby; provided, however, that no representation or warranty shall be deemed made hereby with respect to any information that may have been provided by the Placement Agent or any agent or representative thereof. The Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading as at the date of such statements.

5.25. Solvency.
        (a) The Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

        (b) The Company is, and immediately after the final Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any Person on a particular date, that on such date: (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person; (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature; and (iv) such Person does not have unreasonably small capital. “Fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

5.26. Related Party Transactions. (a) Neither the Company nor, to the Company’s knowledge, any of its Affiliates, officers, directors, stockholders or employees (or any Affiliate of any of such Person) has any material financial interest in any of the Company’s property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder or, to the Company’s knowledge, in any supplier, distributor or customer of the Company, (b) there are no material agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates or, to the Company’s knowledge, any Affiliate thereof that are required to be disclosed in the SEC Reports, (c) to the Company’s knowledge, no employee, officer or director of the Company or any of the Subsidiaries has any direct or indirect ownership interest in any firm or corporation that is an Affiliate of the Company or with which the Company has a material business relationship or any firm or corporation that materially competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company has any direct or indirect financial interest in any Material Contract; or (e) there are no material amounts (whether salary, bonuses or other forms of compensation and whether in cash or stock) owed by the Company to any of its officers, directors and consultants that are required to be disclosed in the SEC Reports.

5.27. Questionable Payments. Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e)

made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.28. PFIC.  None of the Company and the Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended.

5.29. OFAC.  None of the Company and the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

5.30. Money Laundering Laws. To the Company’s knowledge, the operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”), and, to the Company’s knowledge, no action, suit or proceeding by or before any court or Governmental Body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

6. CONDITIONS TO EACH CLOSING OF THE INVESTORS.

The obligation of the Investors to purchase the Units at any Closing is subject to the fulfillment, to the satisfaction of the Placement Agent, acting reasonably, on or prior to such applicable Closing Date, of the following conditions, any of which may be waived by the Placement Agent:

6.1. Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof that are qualified as to materiality shall be true and correct when made and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Section 5 hereof that are not qualified as to materiality shall be true and correct in all material respects when made and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

6.2. Performance of Agreements. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing Date.

6.3. Approvals.  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Units and the consummation of the other transactions contemplated by the Transaction Documents to be consummated by the Company (including, without limitation, the Investor Representative Waiver, but exclusive of such shareholder approvals as may be required under the ASX listing rules), all of which consents, permits, approvals, registrations and waivers shall be in full force and effect.

6.4. Judgments, etc. No judgment, writ, order, injunction, award or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
6.5. Stop Orders. No stop order or suspension of trading shall have been imposed by the SEC, the TSX, the ASIC or the ASX or any other governmental or regulatory body having jurisdiction over the Company or the Trading Market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

6.6. Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

6.7. Officer Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer or such other senior officer as may be acceptable to the Placement Agent, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.

6.8. Secretary Certificate. The Company shall have delivered a certificate, executed on its behalf by its Secretary or such other officer as may be acceptable to the Placement Agent, dated as of the applicable Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving its execution, delivery and performance of Transaction Documents to which it is a party, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company. The foregoing certificate shall only be required to be delivered on the first Closing Date, unless any information contained in such certificate has changed.

6.9. Opinions of Counsel.

       (a) The Investors and the Placement Agent shall have received an opinion from Reed Smith LLP, the Company’s U.S. legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

       (b) The Investors and the Placement Agent shall have received an opinion from Boyle & Co. LLP, the Company’s Canadian legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

6.10. Note, Warrants and Other Transaction Documents. The Company shall have delivered the instruments or certificates representing the Notes and Warrants being sold at the applicable Closing, and the Company shall have executed and delivered the Transaction Documents.

6.11. TSX Approval.  If required by applicable regulation, the TSX shall have approved the Conversion Shares and Warrant Shares for listing and provided any other requisite approvals in connection with the transactions contemplated hereby.

7. CONDITIONS TO EACH CLOSING OF THE COMPANY.

The obligations of the Company to effect the transactions contemplated by this Agreement to be effected with any Investor are subject to the fulfillment at or prior to the applicable Closing Date of the conditions listed below.

7.1. Representations and Warranties. The representations and warranties made by such Investor in Sections 3 and 4 above and in such Investor’s questionnaire shall be true and correct in all material respects when made and at such Closing Date as if made again on and as of such Closing Date.
7.2. Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

7.3. Agreements. Such Investor shall have completed and executed this Agreement and his, her or its questionnaire substantially in the form annexed hereto as Exhibit D and delivered the same to the Company.

7.4. Purchase Price. Such Investor shall have delivered or caused to be delivered to the Escrow Account the Purchase Price for the Units being purchased by such Investor.

7.5. TSX Approval.  If required by applicable regulation, the TSX shall have conditionally approved the Conversion Shares and Warrant Shares for listing and provided any other requisite approvals in connection with the transactions contemplated hereby.

7.6. Minimum Amount.  Subscriptions for the Minimum Amount shall have been provided to and accepted by the Company.

8.	OTHER AGREEMENTS

        8.1. Furnishing of Information. As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such holder to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

8.2. Integration.  Subject to the contemporaneous offering by the Company of the German Notes and German Warrants, the Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

8.3. Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the initial Closing Date and each subsequent Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby that closed on the initial Closing Date or such subsequent Closing Date, as may be applicable. By no later than the fourth Trading Day following the Closing Date the Company will file a Report of Foreign Private Issuer on Form 6-K disclosing the initial Closing and the material terms of this Agreement and the other Transaction Documents (and attach as exhibits thereto the Transaction Documents). In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed.

8.4. Limitation on Issuance of Future Priced Securities. So long as any Securities remain outstanding, the Company shall not issue any “Future Priced Securities” as such term is described by the rules and regulations of FINRA.

8.5. Listing of Securities. The Company agrees that: (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Conversion Shares and Warrant Shares and will take such other action as is necessary or desirable to cause the Conversion Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible; and (ii) it will take all action reasonably necessary to continue the listing and trading of shares of Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

8.6. Controls and Procedures. Following the Closing, the Company agrees that it will utilize commercially reasonable efforts to establish and maintain, to the extent required by law, rule or regulation, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP or IFRS, as applicable, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

8.7. Make Good.

       (a) The Company projects that it will produce at least 80,000 ounces of gold (the “Production Target”) in its fiscal years ending December 31, 2011 and 2012 combined. The Company acknowledges that the Placement Agent and the Investors are making their investment decision and valuation of the Company based in part based upon these projections.

       (b) The Company will notify the Placement Agent in writing, including a certification signed by the Company’s Chief Executive Officer and Chief Financial Officer, within ninety (90) days following the end of its fiscal year ending December 31, 2012, as to whether it has achieved the Production Target. If the Company fails to achieve the Production Target, then the annual interest rate of the Notes that remain outstanding shall automatically increase by three (3) additional percentage points, with such increase being applied retroactively beginning on January 1, 2013.

       (c) To the extent that any Note is converted or redeemed prior to the date that the Company delivers the notice to the Placement Agent described in subsection (b) above, the holder of such Note will not be entitled to receive any benefit from the increased annual interest rate. If an Investor transfers any Note held by such Investor, then the right of such Investor to receive such increased interest rate thereunder (inclusive of unpaid interest accrued from and after January 1, 2013 and prior to the date of transfer) shall transfer along with such Note to the transferee of such Note.

       (d) The increase in the annual interest rate of the outstanding Notes pursuant to this Section 8.7 shall not apply if (a) the Company fails to achieve the Production Target due to (i) a taking by eminent domain, requisitions, laws or orders of the Governmental Bodies in which the Company’s mining operations are conducted, (ii) the Company’s failure to obtain, timely or at all, the requisite business licenses necessary to conduct the Company’s mining operations from such Governmental Bodies (provided that the Company has used commercially reasonable efforts to timely obtain such business licenses) or (iii) any Force Majeure Event or the consequences thereof; or (b) the volume weighted average price of shares of the Common Stock on the TSX for a period of thirty (30) consecutive trading days following the filing of the Company’s Annual Report on Form 20-F for the year ended December 31, 2012, which shall be filed on or before March 31, 2013, exceeds the Benchmark Price. If the increase in the annual interest rate of the outstanding Notes pursuant to this Section 8.7 shall not apply on account of the occurrence of any Force Majeure Event or the consequences thereof, then the Company shall use its commercially reasonable efforts to remedy, mitigate or alleviate such Force Majeure Event or consequences, as applicable. Additionally, in the event of the occurrence of a Force Majeure Event that is reasonably anticipated to cause the Company to fail to achieve the Production Target, the Company would promptly, and in no event more than ten (10) days after it has been determined that such Force Majeure Event is likely to cause the Company to fail to achieve the Production Target, notify the Investor Representative of the occurrence of such Force Majeure Event.

8.8.  Alternative Investment Pricing Letter. Upon the written (including electronic mail) request of Fidelity Operations Service Group (“Fidelity”), the Company is obligated to promptly provide to Fidelity an Alternative Investment Pricing Letter, in such form as Fidelity may reasonably request, for the purpose of valuing the Notes.  The Company’s failure to promptly provide such Alternative Investment Pricing Letter to Fidelity, upon request and in such form, will result in the Notes being valued at US$0.00.

8.9. Further Assurances. The Company will, and will cause all of the Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 7 and will not take any action that could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, the Company will, and will cause each of the Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10. Authorized Shares.  The Company will use its commercially reasonable best efforts to have, within three (3) months following the date of this Agreement, a sufficient number of shares of duly authorized Common Stock approved for issuance under the ASX rules to provide for the conversion of all of the Notes and the exercise of all of the Warrants.

9.	MISCELLANEOUS.

        9.1. Compensation of Placement Agent, Brokers, etc. Each Investor acknowledges that it is fully aware that the Placement Agent will receive from the Company, in consideration of its services as placement agent in respect of the offer and sale of the Units contemplated hereby and subject to any shareholder approval required for the issuance of any warrants and any shares of Common Stock into which they can be converted, by the Company under any applicable law or applicable stock exchange rule:

       (a) a commission of eight (8) percent of the aggregate Purchase Price of the Units sold at each Closing, payable in cash; provided, however, that such fee shall be reduced to 4% with respect to Units sold at each Closing subscribed for by institutions referred to the Placement Agent by the Company; and

       (b) a warrant to purchase a number of shares of Common Stock derived by dividing an amount equal to 8% of the initial principal amount of the Notes sold at each Closing by US$0.51, which warrant shall otherwise have terms and provisions that are identical to the Vested Warrants.

       It is acknowledged that the Placement Agent may share such fees and compensation with other placement agents or brokers participating in the transactions contemplated hereby.  In addition, each Investor acknowledges that it is aware that the Placement Agent will receive from the Company payment of all of its accountable fees and expenses, including, but not limited to, all legal fees and expenses incurred in connection with the Offering, up to USD$100,000 in the aggregate.

9.2. Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:

Olympus Pacific Minerals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Chairman and Chief Executive Officer
Fax Number: 416-572-4202

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022-7650
Attention: Herb F. Kozlov, Esq.
Fax Number: (212) 521-5450

and

Boyle & Co. LLP
25 Adelaide Street East, Suite 1900
Toronto, Ontario MSC 3A1
Canada
Attn: James P. Boyle
Fax Number: (416) 867-8833

(b)	The Investors:

To the Investor Representative at its address as
specified in Section 9.2(c) below.

(c)	The Placement Agent/Investor Representative:

Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Fax Number: (203) 662-9771

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037-1122
Attention: Louis A. Bevilacqua, Esq.
Fax Number: (202) 663-8007

9.3. Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor Representative or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought (or, if such party is an Investor, then by the Investor Representative). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall, except as expressly provided therein, be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.4. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor Representative. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Units, provided such transferee agrees in writing to be bound, with respect to the transferred Units, by the provisions hereof that apply to the “Investors”.

9.6. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.7. Governing Law, Consent to Jurisdiction, Appointment of Agent for Service of Process, etc.

(a)  This Agreement shall be construed in accordance with and governed by the internal substantive laws of the State of New York applicable to contracts executed and to be wholly performed in such State without giving affect to the conflict of laws provisions thereof that would call for the application of the laws of any other jurisdiction, except as otherwise required by mandatory provisions of law.

(b) Each of the parties hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by law, in such Federal court. Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to any Transaction Document to which it is a party against any other party or its properties in the courts of any jurisdiction.

(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) of this Section 9.7. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d) Each party hereto irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 9.2 hereof. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.

(e) EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH SUCH PARTY IS A PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) The Company hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process United Corporate Services, Inc., at its offices currently located at 10 Bank Street, Suite 560, White Plains, New York 10606 (the “Process Agent”), to accept and acknowledge for and on behalf of the Company service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. With respect to the Company, such designation and appointment shall be irrevocable until all of the Transaction Documents have terminated or the Notes have been fully satisfied and discharged.  The Company covenants and agrees that it shall take any and all reasonable actions, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. The Company consents to process being served in any suit, action or proceeding by serving a copy thereof upon the Process Agent and to the Company’s counsels as provided in Section 9.2.  Without prejudice to the foregoing, the Investors and the Investor Representative agree that, to the extent lawful and possible, written notice of said service upon the Process Agent and to the Company’s counsels as provided in Section 9.2 shall also be mailed both by registered or certified airmail, postage prepaid, return receipt requested, and by regular first class mail, to the Company, at its address specified in or pursuant to Section 9.2 or to any other address of which the Company shall have given written notice to the Person giving such notice.  The Company agrees that such service (i) shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to itself. Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

9.8. Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing contemplated by this Agreement.

9.9. Indemnification.

          (a) The Company agrees to indemnify and hold harmless (without duplication) each Investor, the Investor Representative and each of the Investor’s and the Investor Representative’s Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened, and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, the

Notes or the Warrants and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b) Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances that would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.9(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure so to notify the Company.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

(c) The recitation of any rights or remedies under the foregoing provisions of this Section 9.9 shall not be deemed to limit any other rights or remedies that may otherwise be available, at law or in equity, to any Indemnified Person.

9.10.Restricted Securities.

      (a) All instruments and certificates representing any of the Securities shall bear the restrictive legends specified or provided for in Sections 9.10(b) and 9.10(c) and/or in the Notes and the Warrants only to the extent required by applicable law or by the Notes and the Warrants. The Company warrants that no instruction other than such instructions as referred to in this Section 9.10 or required under applicable law will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Agreement. Nothing in this Section 9.10 shall limit in any way any Investor’s obligations and agreement to comply with all applicable securities laws upon resale or other transfer of any of the Securities, including the Australia Corporations Act 2001. If, in connection with any proposed assignment or other transfer of any of its Securities, an Investor (i) provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of such Securities is not required under the Securities Act or any other applicable laws as a condition to the assignment or other transfer thereof or (ii) transfers such Securities to an affiliate of such Investor that is an accredited investor (in accordance with the provisions of this Agreement) or in compliance with Rule 144, then, in either instance, the Company shall permit the said assignment or other transfer, and if applicable, promptly instruct its transfer agent to issue one or more instruments or certificates in such name and in such denominations as is specified by such Investor.

       (b) Certificates evidencing the Notes or the Warrants will contain a legend in substantially the following form, so long as is required by this Section 9.10 or applicable law:

NEITHER THESE SECURITIES NOR ANY SECURITIES (IF ANY) ISSUABLE UPON THE EXERCISE OR CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Certificates evidencing the Conversion Shares or the Warrant Shares will contain a legend in substantially the following form, so long as is required by this Section 9.10 or applicable law:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), AND MAY NOT BE OFFERED OR SOLD (I) IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT WITH RESPECT THERETO OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION AND A WRITTEN OPINION FROM COUNSEL FOR THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED, AND (II) OUTSIDE THE UNITED STATES, UNLESS IN

COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND THE PURCHASER IN SUCH TRANSACTION PROVIDES A CERTIFICATION TO THE ISSUER THAT IT IS A NON-U.S. PERSON.  EACH BENEFICIAL HOLDER, BY ACCEPTING AN INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AGREES THAT NO HEDGING TRANSACTION INVOLVING SUCH SECURITIES IS PERMITTED TO BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(c) The certificates representing the Securities will also contain legends in substantially the forms referred to in Sections 3.11(i) and 3.11(j), to the extent applicable.

(d) Other than the legends specified in Sections 9.10(b) -(c), except as otherwise required by applicable law, certificates evidencing any Conversion Shares or Warrant Shares shall not contain any legend: (i) following a sale or transfer of such Conversion Shares or Warrant Shares pursuant to an effective registration statement; (ii) following a sale or transfer of such Conversion Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company); or (iii) while such Conversion Shares or Warrant Shares are eligible for resale pursuant to Rule 144 by the holder thereof without the requirement for the Company to be in compliance with public information required thereunder and without volume or manner of sale restrictions, as confirmed to the Company pursuant to a written opinion of counsel to such holder acceptable to the Company and its transfer agent. If an Investor shall make a sale or transfer of Conversion Shares or Warrant Shares either (x) pursuant to and in compliance with Rule 144 or (y) pursuant to a registration statement, and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing such Conversion Shares or Warrant Shares that are the subject of such sale or transfer, a representation letter in customary form and an opinion of counsel reasonably acceptable to the Company with respect to the proposed transfer (the date of such sale or transfer and Conversion Shares or Warrant Shares delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Conversion Shares or Warrant Shares that is free from all restrictive or other legends, other than the legends set forth in Sections 9.10(b) -(c) or are otherwise required by applicable law, by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time certificates representing such Conversion Shares or Warrant Shares are received free from restrictive legends, other than the legends set forth in Sections 9.10(b) -(c) or are otherwise required by applicable law, the Investor or any third party on behalf of such Investor is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock (and purchases such shares) to deliver in satisfaction of a sale by such Investor of such Conversion Shares or Warrant Shares (a “Buy-In”), then the Company shall pay in cash to each Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for such shares of Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. Such Investor shall provide the Company written notice indicating the amounts payable to such Investor in respect of the Buy-In. Notwithstanding the foregoing, the provisions related to the

Buy-In shall only apply if the Investor has delivered the duly completed and executed requisite documentation, satisfactory to the Company and its transfer agent, to effect the removal of the legends specified in Sections 9.10(b) -(c) and/or in the Notes or Warrants, as applicable. (e) Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to transfer (or to cause or permit its transfer agent to transfer) any Securities in violation of any applicable laws, including the Australian Corporations Act 2001, or to remove any legend from any instrument or certificate evidencing or representing any Securities that is required under any applicable law to be placed on such instrument or certificate.

9.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.12. Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
9.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party hereto will be entitled to specific performance under the Transaction Documents to which it is a party.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.14. Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or any Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.15. Entire Agreement.  This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein, to constitute the entire agreement of the Parties with respect to the subject matter hereof and to supersede, and to merge herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements among the Parties, whether oral or written, with respect such subject matter.  No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any Party other than those expressly set forth in this Agreement.

9.16. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document to which it is (directly or through the Investor Representative) a party are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or by such other Transaction Document.

9.17. Irrevocable Offer.  Each Investor agrees that this Agreement constitutes an irrevocable offer by such Investor to purchase the Securities from the Company and that such Investor cannot cancel, terminate or revoke this Agreement or any agreement of such Investor made hereunder. This Agreement shall survive the death or legal disability of such Investor and shall be binding upon such Investor’s heirs, executors, administrators, successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be duly executed by its authorized signatory, as of the date first indicated above.

COMPANY:

OLYMPUS PACIFIC MINERALS INC.

By:	“John Seton”
Name: John Seton
Title: Director Chief Financial Officer

Solely with respect to those provisions of this Agreement that expressly obligate the Placement Agent or the Investor Representative and with respect to those provisions of this Agreement that, by their terms, apply to all parties to this Agreement:

EURO PACIFIC CAPITAL INC., individually, and as the Investor Representative

By:	“Gordon McBean”
Name: Gordon McBean
Title: President

INVESTORS:

The Investors executing the Counterpart Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Annex A

Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into the Securities Purchase Agreement, dated as of _____________, 2011 (the “Agreement”), among the undersigned, Olympic Pacific Minerals Inc., a Canadian corporation (the “Company”), Euro Pacific Capital, Inc. and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of ________________ ___, 2011.

Name and Address, Fax No. and Social Security No./EIN of Investor:
________________________________________________________
________________________________________________________
________________________________________________________

Fax No.: _________________________________________________

Soc. Sec. No./EIN: _________________________________________

If a partnership, corporation, trust or other business entity:

By: ____________________________________________________
   Name:
   Title:

If an individual:

Signature: ______________________________________________

Investment Amount: _______________________________________

Amount of Units to be Purchased: ____________________________

Account Registration Type (check one)	(complete if applicable)
☐ Individual Account	Fidelity Account Number: _______________________
☐ Joint Account
☐ Individual Retirement Account	Registered
☐ Corporation/Partnership/Other	Representative Name: __________________________
☐ Trust
Signature: ___________________________________

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Schedule A

Schedule of Investors

Name	Investment Amount	Number of Units	Number of Shares Subject to Vested Warrants	Number of Shares Subject to Vesting Warrants

All dollar amounts in US Dollars

DISCLOSURE SCHEDULES
TO
SECURITIES PURCHASE AGREEMENT (THE “SECURITIES PURCHASE
AGREEMENT”), DATED AS OF APRIL 28, 2011, BETWEEN OLYMPUS PACIFIC
MINERALS INC. AND CONCEPT CAPITAL MANAGEMENT LTD.

Capitalized terms that are defined in the Securities Purchase Agreement and that are used in this Disclosure Schedule are (unless otherwise defined herein) used herein with the respective meanings ascribed to such terms in the Securities Purchase Agreement.

Schedule 5.1 – Structure Chart of the Company and its Subsidiaries

Schedule 5.7 - Capitalization

Schedule 5.9 - Material Changes

Schedule 5.10 – Litigation

Schedule 5.14(a) – Contracts

Schedule 5.7
Capitalization

(a)	Authorized capital of stock of the Company:	Unlimited
(b)	Number of shares of capital stock issued and outstanding:	380,504,739
(c)	Number of shares of capital stock issuable pursuant
	to the Company’s stock plans:	33,917,384
(d)	Number of shares of capital stock issuable and
	reserved for issuance pursuant to securities (other
	than the Notes and the Warrants) exercisable for, or
	convertible into or exchangeable for any shares of
	capital stock of the Company:	53,631,131

Schedule 5.9
Material Changes

(c)	Senior management compensation

(e)	14,000,000 common shares issued as CHESS Depository Interests

(g)	IFRS transition. All Canadian reporting issuers transition to IFRS with respect to all statements for periods commencing on or after January 1, 2011

(o)	$40,000 HSBC term deposit pledged as security for Company credit card

(q)	Phuoc Son Gold Company Limited processing plant

Schedule 5.10
Litigation

None.

Schedule 5.14(a)
Contracts

(i)	Land lease Contract dated November 1, 2010 between Phuoc Son Gold Company Limited, as lessee and Mr. Do Ngoc Thang, as lessor.

Sample Preparation and Analytical Services Agreement No. NBG 2010-062 dated November 1, 2010 between SGS (Malaysia) Sdn. Bhd. (Company No. 10871-T) and North Borneo Gold Sdn. Bhd. (Company No. 666174-A).

(ii)	Explosives contract dated December 7, 2010 between Phuoc Son Gold Co., Ltd. and Gaet Corporation – Ministry of Defence.

Explosives contract dated May 14, 2010 between Phuoc Son Gold Co., Ltd. and Gaet Corporation – Ministry of Defence.

(viii)	The Company pays the Vietnam Government a royalty equal to fifteen percent of the sales value of gold production in Vietnam for Phuoc Son.

The Company pays the Vietnam Government a royalty equal to three percent of the sales value of gold production in Vietnam for Bong Mieu.

Exhibit A

Form of Note

[attached hereto]

CANADIAN LEGENDS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

U.S. LEGENDS:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED BY THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS US$0.16 PER US$1.00 OF PRINCIPAL. THE ISSUE DATE OF THIS NOTE IS MAY 6, 2011, AND THE YIELD TO MATURITY ON THE ISSUE DATE IS 13.17%, COMPOUNDED SEMI-ANNUALLY.

OLYMPUS PACIFIC MINERALS INC.

8% UNSECURED CONVERTIBLE REDEEMABLE NOTE

US$_____________

MAY 6, 2011

FOR VALUE RECEIVED, OLYMPUS PACIFIC MINERALS INC., a corporation continued under the Canada Business Corporations Act (the “Company”), promises to pay to ____________ (the “Holder”), the principal sum of $_______________ in lawful money of the

US_ACTIVE-105920803.24

United States (the “Principal”), with interest payable on the outstanding amount thereof at the rate of eight percent (8%) per annum. The outstanding Principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on May 6, 2015 (the “Maturity Date”). References herein to an amount designated as “U.S. Dollars,” “United States Dollars,” “US Dollars” or “US$” are to such amount in lawful money or currency of the United States; and references herein to an amount designated as “Canadian Dollars” or “CAD$” are to such amount in lawful money or currency of Canada.

Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in that certain Securities Purchase Agreement, dated of even date herewith (the “SPA”), pursuant to which the Holder is acquiring this Note.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Series. This Note is one of a series of 8% Unsecured Convertible Redeemable Notes of the Company in the aggregate principal amount of up to a maximum of Fourteen Million Six Hundred Thousand United States Dollars (US$14,600,000) (collectively, the “Notes”) as described in the Memorandum.
2. Principal Repayment. The outstanding Principal amount of this Note shall be payable on the Maturity Date, unless this Note has been earlier converted as described below.

3. Interest. Interest (the “Interest”) shall accrue on the unpaid Principal amount of this Note from the date hereof in full at the rate of eight percent (8%) per annum, payable semi-annually in arrears on the thirtieth (30th) day of each November and the thirty-first (31st) day of each May, commencing on November 30, 2011, or (in each case) on the next following Business Day is such thirtieth (30th) day or thirty-first (31st) day (as applicable) is not a Business Day (each, an “Interest Payment Date”). For purposes of clarity, the initial interest payment shall consist of accrued interest from the date of issuance of the Note through November 30, 2011. This Note will cease accruing Interest on the earliest of: (i) the Maturity Date; (ii) if this Note is converted in accordance with Section 5, the Conversion Date; and (iii) if this Note is redeemed in accordance with Section 9, the date specified in the notice of redemption. All computations of the interest rate hereunder shall be made on the basis of the actual number of days elapsed in each semi-annual period between Interest Payment Dates. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law.  Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.  The Company shall, at its sole expense, report interest income on this Note, if any, to the Holder on a Canadian NR4 or other appropriate form in accordance with Canadian or other applicable law.  The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited, to wire transfer fees, bank check fees and escrow agent fees.

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4. Ranking. The Company’s obligations under this Note are general unsecured obligations, ranking equally with all of the Company’s existing and future unsecured indebtedness of the Company and ranking senior to other indebtedness that is by its terms expressly subordinated to the Notes.

5. Conversion.

(a) Generally. The Holder shall have the right, exercisable at any time prior to the earlier of the Maturity Date or the date of redemption, to convert all, or any portion, of the principal amount of this Note then outstanding (plus any accrued but unpaid interest on the principal amount being converted) into shares of the Company’s common stock with no par value (the “Common Stock) at a conversion price (the “Conversion Price”) equal to (i) US$0.51 per share, subject to adjustment from time to time as hereinafter provided, or (ii) solely with respect to the accrued but unpaid interest on such principal amount being converted, the greater of the Conversion Price and such other price as may be required by applicable law or stock exchange rule without requiring shareholder approval, which greater price, if determined in Canadian Dollars, shall be converted into United States Dollars at the Deemed Currency Conversion Rate (as hereinafter defined) (the Common Stock underlying this Note being referred to herein as the “Shares”). Notwithstanding the foregoing or any other provision of this Note, this Note may not be converted into Shares by the Holder unless the Company shall have first obtained shareholder approval for the conversion of this Note and the issuance of the Shares if such approval is required by any applicable laws or stock exchange rules.

(b) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner: upon any conversion of this Note (or any portion hereof): (i) the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit A specifying, inter alia, the principal amount of this Note that is to be converted and shall surrender and deliver this Note (duly endorsed and together with the Sister Vesting Warrant (as hereinafter defined)) to the Company’s office or such other address that the Company shall designate (the date on which the Holder so delivers such Notice of Conversion and so surrenders and delivers this Note and Vesting Warrant or the next following Business Day if such date is not a Business Day is hereinafter referred to as the “Conversion Date”); (ii) in exchange for this Note as so surrendered, the Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent to issue to the Holder a number of Shares equal to the aggregate of (A) (I) the outstanding principal amount of this Note then being converted divided by (II) the then applicable Conversion Price plus (B) (I) the amount of unpaid interest that has accrued on such principal amount through, but not including, the Conversion Date, divided by (II) the greater of the then applicable Conversion Price and such other price as may be required by applicable law or stock exchange rule without requiring shareholder approval (which greater price, if determined in Canadian Dollars, shall be converted into United States Dollars by multiplying the number of Canadian Dollars by the Deemed Currency Conversion Rate), which Shares shall be delivered to the Holder within five (5) Business Days following the Conversion Date; and (iv) in the event this Note is converted only in part, and not in full, within five (5) Business Days following the Conversion Date, the Company shall issue and provide to the Holder an 8% Unsecured Convertible Redeemable Note, substantially in the form of this Note, in a principal amount equal to the unconverted principal amount of this Note (any such new 8% Unsecured Convertible Redeemable Note, a “Replacement Note”) and (B) a new Vesting Warrant that is substantially in the form of the Sister Vesting Warrant that has been surrendered

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and delivered to the Company as provided above except that it shall have been amended to provide that it shall thereafter be exercisable for only the Applicable Portion (as hereinafter defined) of the Warrant Shares with respect to which the Sister Vesting Warrant was exercisable immediately prior to such surrender and delivery.  Upon issuance of the Shares, the principal amount of this Note (or the portion thereof so converted), together with all accrued but unpaid interest on the portion (which may be all) of the principal amount so converted, shall become and be fully paid and satisfied. If this Note is converted in full, then the Vesting Warrant that has been surrendered and delivered to the Company as provided above shall be cancelled and shall no longer be of any force or effect. The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, the Shares electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver the Shares electronically through the Depository Trust and Clearing Corporation. As used in this Note, “Applicable Portion” means a fraction equal to one (1) minus the portion (specified as a fraction) of this Note that is converted into Shares or is redeemed, as applicable under the circumstances, and “Sister Vesting Warrant” means: (if this Note was originally issued as part of the Offering (any such Note, an “Original Issue Note”)) the Vesting Warrant that was originally issued as part of the Unit of which this Note was a part; or (if this Note was not originally issued as part of the Offering  but was issued upon any partial conversion or redemption of an Original Issue Note (or series of partial conversions and/or redemptions of an Original Issue Note) the new Replacement Vesting Warrant that was issued to the Holder with this Note as a consequence of the partial conversion or redemption of a predecessor Note or a Note that was referred to therein as a “Replacement Note.”

(c) Adjustments to Conversion Price.

       (i) Adjustments for Stock Splits and Consolidations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof and prior to the earlier of the Maturity Date or the date of redemption, effect a stock split or consolidation of the outstanding shares of Common Stock or pay a stock dividend in shares of Common Stock upon the Company’s outstanding shares of Common Stock, then the Conversion Price in effect immediately prior to such stock split or consolidation or the payment of such stock dividend shall be proportionately adjusted. Any adjustments under this Section 5(c)(i) shall be effective at the close of business on the date such stock split or consolidation becomes effective or the date of payment of such stock dividend, as applicable.

       (ii) Merger, Sale, Reclassification, etc. In case of any (A) combination or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof (each such transaction being a “Fundamental Transaction”) and prior to the earlier of the Maturity Date or the date of redemption, then and in each such case the Holder, upon the conversion hereof at any time thereafter and prior to the earlier of the Maturity Date or the date of redemption, shall be entitled to receive, in lieu of the stock or other securities and

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property receivable upon the conversion hereof prior to such Fundamental Transaction, the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had converted this Note immediately prior thereto.

       (iii) Adjustments for Issuance of Additional Shares of Common Stock.

          (A) In the event the Company shall, at any time prior to the twenty-four (24) month anniversary of the initial Closing Date, issue or sell any additional shares of Common Stock (other than pursuant to (i) any of the other Offered Notes (as hereinafter defined) or the other Offered Securities (as hereinafter defined) or (ii) any Common Stock Equivalents (as hereinafter defined) that have been granted or issued prior to the issuance date of this Note) (“Additional Shares of Common Stock”), at a price per share that is less than eighty percent (80%) of the then applicable Conversion Price, then upon each such issuance or sale the Conversion Price shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction:

             (1) the numerator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) that the Aggregate Consideration (as hereinafter defined) for the total number of such Additional Shares of Common Stock so issued or sold would purchase at a price per share equal to the Conversion Price in effect immediately prior to such issuance or sale, and

             (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance or sale of such Additional Shares of Common Stock.

       For purposes of the foregoing and the following provisions of this Section 5, the “Aggregate Consideration” for (a) any Additional Share of Common Stock that is issued or sold upon the exercise, exchange or conversion of any Common Stock Equivalent shall equal the sum of (A) (i) the gross proceeds or other consideration payable to the Company in consideration for the grant or issuance of such Common Stock Equivalent (or any Convertible Securities that were exercised or exchanged for, or converted into, such Common Stock Equivalents) divided by (ii) the aggregate number of shares of Common Stock that are issuable upon the direct or indirect exercise, exchange or conversion of such Common Stock Equivalents plus (B) such additional amount (if any) as is payable to the Company in connection with the issuance or sale of such Additional Share of Common Stock, or (b) any Additional Share of Common Stock that that is issued or sold other than upon the exercise, exchange or conversion of any Common Stock Equivalent shall equal the gross proceeds or other consideration payable to the Company in consideration for the grant or issuance of such Additional Share of Common Stock.  As used herein, “Offered Notes” means, collectively, the Notes (as defined in the SPA) and those other notes (the “German Notes”) that are in an aggregate principal amount not in excess of CAD$15,000,000, that are

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substantially similar to this Note (except they are issued in Canadian Dollars, rather than United States Dollars) and that, concurrently with the Offering, are being or have been issued by the Company to one or more investors in Germany, and “Offered Securities” means, collectively, the Securities (as defined in the SPA), the German Notes and those warrants that are substantially similar to the Warrants and that are being or have been issued by the Company to one or more investors in Germany in connection with the issuance of the German Notes.

          (B) The provisions of paragraph (A) of this Section 5(iii) shall not apply to any issuance or sale of Additional Shares of Common Stock for which an adjustment is provided elsewhere in this Section 5.  No adjustment of the Conversion Price shall be made under this clause (iii) upon the issuance or sale of any Additional Shares of Common Stock that are issued or sold pursuant to the exercise, exchange or conversion of any Common Stock Equivalents if any such adjustment shall previously have been made upon the issuance or sale of such Common Stock Equivalents pursuant to any other provisions of this Section 5.

          (C) Issuance of Common Stock Equivalents. The provisions of this Section 5(iii) shall apply if (a) the Company shall, at any time after the issuance date of this Note and prior to the twenty-four (24) month anniversary of the initial Closing Date, issue or sell any securities (other than the Offered Notes and the other Offered Securities) that are convertible into or exchangeable for, directly or indirectly, shares of Common Stock (“Convertible Securities”), or (b) any rights, warrants or options to purchase any shares of Common Stock or any such Convertible Securities (collectively, the “Common Stock Equivalents”), other than the Warrants, shall be issued or sold. If the Aggregate Consideration for which any Additional Share of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than eighty percent (80%) of the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the Aggregate Consideration for which any Additional Share of Common Stock that may thereafter be issuable under or pursuant to such Common Stock Equivalents is amended or adjusted, and such Aggregate Consideration as so amended shall be less than eighty percent (80%) of the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (iii)(A) of this Section 5.  No adjustment shall be made to the Conversion Price upon the issuance of shares of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or sale of such Convertible Security or Common Stock Equivalent.

          (D) In the event the Company shall hereafter issue or sell any Common Stock Equivalents (other than the Notes and the other Securities) that, upon the direct or indirect exercise, exchange or conversion thereof, would provide for the issuance or sale of shares of Common Stock for Aggregate Consideration, on a per-share basis, that is less than the Prevailing Market Price of a Share of Common Stock (as hereinafter defined) on the date of the issuance or sale of such Common Stock Equivalents, then upon each such issuance or sale the Conversion Price shall be adjusted pursuant to the following formula:

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       CP (New) = CP (Old) x [A + (B/C)] ÷ (A + D)

       where:

       CP (New) = the Conversion Price immediately following such issuance or sale CP (Old) = the Conversion Price immediately before such issuance or sale

       A = the total number of shares of Common Stock outstanding on the date of issuance or sale of such Common Stock Equivalents

       B = the Aggregate Consideration payable to the Company assuming the full exercise, exchange or conversion of all such Common Stock Equivalents

       C = the Prevailing Market Price of a Share of Common Stock on the date of such issuance or sale

       D = the total number of additional of shares of Common Stock issuable upon the full exercise, exchange or conversion of all such Common Stock Equivalents

As used herein, “Prevailing Market Price of a Share of Common Stock” as of any date shall be determined in United States Dollars and shall be an amount equal to the product of (a) the volume weighted average price (in Canadian Dollars) of shares of Common Stock on the TSX for a period of the twenty (20) consecutive Trading Days immediately prior to such date times (b) the Deemed Currency Conversion Rate.

The foregoing provisions of this clause (D) shall not apply to any issuance or sale of Common Stock Equivalents for which an adjustment is provided elsewhere in this Section 5.

          (E) In the event (I) the Company shall hereafter issue or sell any shares of Common Stock (other than on account of or in connection with any direct or indirect exercise, exchange or conversion of any Common Stock Equivalents) at a per-share price that is less than the Prevailing Market Price of a Share of Common Stock on the date of such issuance or sale and (II) the Company has been required pursuant to any rules of the TSX to obtain approval of such issuance or sale as a consequence of such issuance or sale being at a per-share price less than the Prevailing Market Price of a Share of Common Stock on the date of such issuance or sale, then upon each such issuance or sale the Conversion Price shall be adjusted pursuant to the following formula:

       CP (New) = CP (Old) x [A + (B/C)] ÷ (A + D)

       where:

       CP (New) = the Conversion Price immediately following such issuance or sale CP (Old) = the Conversion Price immediately before such issuance or sale A = the total number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock

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       B = the Aggregate Consideration payable to the Company for all of such shares of Common Stock that are so issued or sold

       C = the Prevailing Market Price of a Share of Common Stock on the date of such issuance or sale

       D = the total number of shares of Common Stock so issued or sold

The foregoing provisions of this clause (E) shall not apply to any issuance or sale of any shares of Common Stock for which an adjustment is provided elsewhere in this Section 5

          (F) Certain Issues Excepted.  Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price under this Section 5 in connection, on account of or with respect to the issuance or sale of any of the following securities: (i) any securities issued or sold in connection with a merger, acquisition or consolidation, (ii) any securities issued or sold in connection with bona fide joint venture, strategic alliance or similar business partnering arrangements (provided that the transaction or arrangement is not primarily for the purpose of raising capital from Person whose primary business is investing in securities), (iii) any securities issued or sold prior to the date hereof or upon the exercise, conversion or exchange of any securities issued or sold prior to the date hereof; (iv) any of the Offered Securities or any shares of Common Stock issued or sold upon the conversion or exercise of any of the Offered Securities; (v) any shares of Common Stock issued or sold upon the exercise of any warrants issued to the Placement Agent and its designees for the transactions contemplated by the SPA or in connection with the issuance or sale of any of the Offered Securities; (vi) any securities issued or sold in connection with any share split, share dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to this Section 5, and (vii) any securities issued or sold upon the exercise, exchange or conversion of any securities outstanding on the date hereof that are exercisable or exchangeable for, or convertible into, shares of Common Stock or any Common Stock Equivalents.

          (G) In the event that the provisions of two or more of Section 5(c)(iii)(A), Section 5(c)(iii)(D) and Section 5(c)(iii)(E) are triggered upon the issuance or sale of any Common Stock or Common Stock Equivalents by the Company, the Conversion Price shall be adjusted pursuant to the formula in such Section as would result in the largest reduction to the Conversion Price.

          (H) For the purposes of determining whether any adjustment to the Conversion Price is to be made pursuant to the foregoing provisions of this Section 5(c)(iii), (I) if any Additional Shares of Common Stock are issued or sold (or, under or pursuant to the terms of any Common Stock Equivalent, are issuable) by the Company for consideration in Canadian Dollars, such Additional Shares of Common Stock shall be deemed to be issued or sold (or, under or pursuant to the terms of such Common Stock Equivalent, shall be deemed to be issuable) by the Company for an amount in United States Dollars equal to the product of such consideration in Canadian Dollars times the Deemed Currency Conversion Rate and (II) if any Common Stock Equivalents are issued or sold by the Company for consideration in Canadian Dollars, such Common Stock

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Equivalents shall be deemed to be issued or sold by the Company for an amount in United States Dollars equal to the product of such consideration in Canadian Dollars times the Deemed Currency Conversion Rate. As used herein, the “Deemed Currency Conversion Rate” shall mean 1.02, regardless of what may in fact at any time be the effective currency conversion rate between Canadian Dollars and United States Dollars.

          (F) The foregoing provisions of this Section 5(c)(iii) shall not be effective unless such provisions are approved by the shareholders of the Company by ordinary resolution, being a majority (50%+1) of the votes cast by the shareholders of the Company, excluding votes attached to shares held by shareholders of the Company who also hold Offered Notes, either in person or proxy, at a meeting of shareholders held for such purpose. The Company acknowledges and agrees that it will use its best efforts to seek such shareholder approval as soon as practicable following the date of issuance of this Note. Upon the approval of such provisions by the Company’s shareholders as set forth above, the effectiveness of such provisions will be retroactive to the date of issuance of this Note.  If the shareholders of the Company do not approve such provisions, such provisions shall have no force and effect.

    (d) Elimination of Fractional Interests.  No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of shares of Common Stock shall be rounded up to the nearest whole share.

    (e) Legending.

       (i) All certificates issued in exchange for or in substitution of this Note (and any certificates issued in exchange or in substitution thereof) shall bear the legends substantially in the following forms:

CANADIAN LEGENDS:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”

“THE SECURITIES ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

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U.S. LEGEND:

“NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED BY THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

  (ii) All certificates representing any Shares issued upon the conversion of this Note (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

CANADIAN LEGENDS:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA.  OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

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U.S. LEGEND:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD (I) IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT WITH RESPECT THERETO OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION AND A WRITTEN OPINION FROM COUNSEL FOR THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) OUTSIDE THE UNITED STATES, UNLESS IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND THE PURCHASER IN SUCH TRANSACTION PROVIDES A CERTIFICATION TO THE ISSUER THAT IT IS A NON-U.S. PERSON. EACH BENEFICIAL HOLDER, BY ACCEPTING AN INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AGREES THAT NO HEDGING TRANSACTION INVOLVING SUCH SECURITIES IS PERMITTED TO BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.  TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel reasonably satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

6. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

       (a) Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

       (b) Default in Covenants. The Company shall default in any material manner in the observance or performance of the affirmative or negative covenants or agreements on its part to be observed or performed set forth in the SPA, this Note or any other Transaction Document; or

       (c) Breach of Representations and Warranties. The Company breaches in any material respect any representation or warranty contained in any of the Transaction Documents; or

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       (d) Exchange Act or Exchange Requirements. Any termination of registration or suspension of the Company’s reporting obligations under the Exchange Act or suspension from trading on the TSX (it being agreed that the delisting of the Common Stock from any national exchange in the United States shall not be an Event of Default if the Common Stock is, within ten (10) Business Days of the effective date of such delisting, quoted on the OTCBB or the OTC QX)), or the Company’s failure to file reports with the SEC on a timely basis as required by the Exchange Act; or

       (e) Judgments. Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or its Subsidiaries in an amount equal to CAD$1,000,000 or more by a court having jurisdiction and the same remains unsatisfied or unbonded for more than twenty (20) days; or

       (f) Illegality of Notes.  Any court of competent jurisdiction issues a final, non-appealable judgment, decree or order declaring the Notes or any provision thereunder to be illegal; or

       (g) Cross Default. There occurs with respect to any agreement, indenture or instrument under which the Company or its Subsidiaries have Indebtedness of CAD$1,000,000 or more in the aggregate: (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity; and in both cases such default continues after the applicable grace period, if any, specified in the agreement, indenture or instrument relating to such Indebtedness; or

       (h) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property or assets; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;

then, and so long as such Event of Default is continuing for a period of two (2) Business Days in the case of Section 6(a), a period of five (5) Business Days in the case of Sections 6(f) or 6(g) or for a period of thirty (30) calendar days in the case of events under Sections 6(b), 6(c), 6(d) or 6(e) (and the event which would constitute such Event of Default, if curable, has not been cured), after written notice of such Event of Default is received by the Company from the Investor Representative, all Principal under this Note and all accrued and unpaid interest thereon shall be immediately due and payable in cash without presentment, demand, protest or any other action of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity.  If an Event of Default specified in Section 6(h) above occurs, all Principal under this Note and all accrued and unpaid interest

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thereon shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable in cash. Following an Event of Default interest shall accrue on the outstanding principal balance at a rate of thirteen percent (13%) per annum from the date of such Event of Default until the date the unpaid principal balance hereof is paid in full.

7. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company shall:

       (a) Corporate Existence and Qualification.  Take the necessary steps to preserve its corporate existence and its right to conduct business in all jurisdictions in which the nature of its business requires qualification to do business, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect; provided, however, BM Thai HoldCo may merge with or liquidate into Formwell Holdings Limited pursuant to an internal restructuring;

       (b) Books of Account.  Keep its books of account in accordance with good accounting practices;

       (c) Insurance.  Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates;

       (d) Compliance with Law.  Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject, except as would not have or reasonably be expected to result in a Material Adverse Effect;

       (e) Taxes. Duly pay and discharge all material taxes or other material claims, which may become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor;

       (f) Reservation of Shares. At all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of all of the Shares upon conversion of all of the Notes, and all of the Warrant Shares upon exercise of all of the Warrants issued under the SPA;

       (g) Use of Proceeds.  Use the proceeds of the sale of the Notes and the Warrants solely for the purposes described in the Memorandum;

       (h) Notice of Known Events of Default.  The Company shall furnish to the Investor Representative a notice of any occurrence of an Event of Default, and what action the

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Company is taking or proposes to take with respect thereto, promptly after such Event of Default becomes known to the Company; and

       (i) Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

8. Negative Covenants of the Company. So long as this Note remains outstanding and unpaid or unconverted it will not, nor will it permit any of its Subsidiaries, without the consent of the Investor Representative (such consent not to be unreasonably withheld), to:

       a. Indebtedness for Borrowed Money.  Except to the extent set forth on Schedule 8(a) hereto or otherwise permitted pursuant to Sections 8(g), (m) or (n), incur, or permit to exist, any Indebtedness for borrowed money during the period of twelve (12) months beginning on the Closing Date (except that this restriction shall not apply to Indebtedness in the form of deferred price payments with respect to North Borneo Gold Sdn Bhd), or in excess of an aggregate amount of CAD$75,000,000 at any time outstanding (including any amendments and restatements thereto or any extensions, renewals or replacements thereof) during the period beginning on the Closing Date and ending on the Maturity Date, except in the ordinary course of the Company’s business.

       b. Loans; Investments.  Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any Person in excess of CAD$2,000,000 except: (i) investments in United States, Canadian, Australian, or New Zealand Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least USD$200,000,000, or short-term banking deposits in Vietnam; (ii) accounts receivable arising out of sales in the ordinary course of business; and (iii) intercompany loans between and among the Company and its Subsidiaries;

       c. Dividends and Distributions.  Pay dividends or make any other distribution on shares of the capital stock of the Company other than intercompany dividends, and distributions between and among the Company and its Subsidiaries;

       d. Liens.  Except as set forth on Schedule 8(d) hereto, shall not create, assume or permit to exist, any Lien on any Property now owned or hereafter acquired except (i) Liens in favor of the Holder; (ii) Liens granted to secure Indebtedness incurred within the limitations of Section 8(a) or 8(g) hereof; (iii) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than as permitted in Section 8(d)(ii) and which do not materially impair the use thereof in the operation of its business; (iv) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith; and (v) purchase money Liens granted to secure the unpaid purchase price of any assets purchased within the limitations of Section 8(g) hereof;

       e. Contingent Liabilities.  Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the

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endorsement of negotiable instruments for deposit or collection in the ordinary course of business or guarantees of the Company made within the limitations of Section 8(a) hereof;

       f. Sales of Receivables; Sale - Leasebacks.  Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof;

       g. Capital Expenditures; Capitalized Leases. Expend in the aggregate for the Company and all its Subsidiaries in excess of CAD$100,000,000 in any fiscal year for Capital Expenditures (as defined below).  For purposes of the foregoing, Capital Expenditures shall include payments made on account of (i) Capitalized Leases (as defined below), (ii) purchase money Indebtedness, (iii) Indebtedness payable to an equipment manufacturer or supplier or affiliate thereof (including a finance company) incurred in connection with the acquisition of equipment or (iv) any deferred purchase price or any Indebtedness incurred to finance any such purchase price. “Capital Expenditures” shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles.  “Capitalized Lease” shall mean any lease under which the obligations to pay rent or other amounts constitute Capitalized Lease Obligations. “Capitalized Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles;

       h. Nature of Business. Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note;

       i. Stock of Subsidiaries. Sell or otherwise dispose of any Subsidiary related to the Company’s interests in the Bong Mieu Gold Mining Company Limited or Phuoc Son Gold Company Limited;

       j. Accounting Changes.  Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time or by law;

       k. Merger or Sale.

          i. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other

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Person, unless (A) either the Company or such Subsidiary is the surviving corporation, or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) assumes in writing all the obligations of the Company under the Notes and the other Transaction Documents and (2) causes to be delivered to each Holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Investor Representative, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (C) immediately after such transaction, no default or Event of Default exists.
The foregoing paragraph in this Section 8(k)(i) shall not apply to (x) a merger of the Company with an Affiliate with no material assets, liabilities or operations solely for the purpose of reincorporating the Company in another jurisdiction; or (y) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries; provided, however, that such consolidation or merger shall comply with subclauses (A) and (B) in the foregoing paragraph.

          ii. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries permitted by Section 8(k)(i) hereof, the successor corporation formed by such consolidation or into or with which the Company or such Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to the “Company,” or to a “Subsidiary” shall refer instead to the successor corporation and not to the Company or such Subsidiary, as the case may be), may exercise every right and power of the Company or such Subsidiary under this Note with the same effect as if such successor Person had been named as the Company or a Subsidiary herein and shall be bound by every obligation and liability of the Company or such Subsidiary under this Note and the other Transaction Documents, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes;

       l. Transactions with Affiliates. Except for transactions contemplated by the Transaction Documents or as otherwise approved by the Board (including a majority of the independent directors then on the Board) or as disclosed in the SEC Reports or the Memorandum, the Company shall not, and shall cause its Subsidiaries not to enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof;

       m. Hedging Arrangements. Become a party to any agreement relating to any swap, cap, floor, collar, option, forward, cross-right, or obligation or combination thereof or similar transaction with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk, except to hedge risks in the ordinary course of business pursuant to risk management policies approved by the Company’s board of directors, but not for any speculative purpose;

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       n. North Borneo Mining Development.  Incur, permit to exist, any Indebtedness with respect to North Borneo Gold Sdn Bhd not otherwise permitted pursuant to Sections 8(a), 8(g) or 8(m) hereof, except (i) Indebtedness in the ordinary course of business and (ii) with the consent of the Investor Representative additional Indebtedness for the development and acquisition of equity interests related to the North Borneo Gold Sdn Bhd, which Indebtedness may be secured (x) in accordance with Section 8(d) hereof or (y) as otherwise consented to by the Investor Representative, provided that in neither case shall the collateral for any such Indebtedness include the assets of Bong Mieu Gold Mining Company or Phuoc Son Gold Company Limited.

9. Redemption.  Redemption or other prepayment of the Notes may only be effected in accordance with this Section 9.

       (a) Company’s Right to Redeem. The Company will have the right to redeem the Notes pursuant to Section 9(a)(i) or 9(a)(ii), in whole or in part, as follows:

          (i) At any time after the twenty-four (24) month anniversary of the initial Closing Date up to but excluding the Maturity Date or the Conversion Date, as applicable, the Company shall have the option to redeem this Note, in whole or in part, by payment in cash to the Holder of one hundred and eight percent (108%) of the principal amount of this Note outstanding, together with accrued but unpaid interest on the principal amount of this Note being redeemed, if any; provided, however, that the Company shall not be permitted to redeem this Note, in whole or in part, unless all of the following conditions are satisfied (i) the Shares are, or the Company will take all reasonable steps to ensure that the Shares are, freely-transferrable by the Holder without restriction under applicable laws, including applicable securities laws, (ii) the volume weighted average price (in Canadian Dollars) of the Shares on the TSX for a period of twenty (20) consecutive Trading Days prior to the date of the redemption notice referred to in clause (iii) of this Section 9(a) equals or exceeds the product of (A) two hundred percent (200%) of the then applicable Conversion Price times (B) a fraction, the numerator of which is one (1) and the denominator of which is the Deemed Currency Conversion Rate, and (iii) the average daily trading volume on the TSX, the Australian Stock Exchange, and the OTCBB, in the aggregate, during the twenty (20) trading days prior to the date of the redemption notice referred to in clause (iii) of this Section 9(a) exceeds 1,000,000 shares (as equitably adjusted for any stock split, consolidation, reclassification or similar event); or

          (ii) At any time after the six (6) month anniversary of the initial Closing Date, the Company shall have the option to redeem this Note, in whole or in part, by payment in cash up to but excluding the Maturity Date or the Conversion Date, as applicable, to the Holder of the Applicable Price (as defined below); provided that any Shares then issuable hereunder to the Holder upon the conversion of this Note would be freely-transferrable, either at the outset or after all reasonable steps have been taken by the Company to ensure that such Shares are freely-transferrable, by the Holder without restriction under applicable laws, including applicable securities laws, and provided, further that, if required by applicable law or applicable stock exchange rule, the Company shall have first obtained the approval of its shareholders to the Holder’s exercise of the Warrants that are subject to vesting pursuant to the SPA (the “Vesting Warrants”) and the issuance of the Warrant Shares underlying the Vesting Warrants. The term “Applicable Price” means the outstanding principal amount of the Note (or the principal amount

17

hereof being redeemed) as of the date of redemption, plus accrued, but unpaid interest on the portion (which may be all) of the principal amount being redeemed, plus an additional amount in cash determined as follows: (A) if this Note (or a principal portion hereof) is redeemed during the period beginning on the 181st day following the initial Closing Date and ending on the 360th day following the initial Closing Date, such additional amount shall be equal to an additional 21 months worth of interest on the portion (which may be all) of the principal amount being redeemed; (B) if this Note (or a principal portion hereof) is redeemed during the period beginning on the 361st day following the initial Closing Date and ending on the 540th day following the initial Closing Date, such additional amount shall be equal to an additional 21 months worth of interest on the portion (which may be all) of the principal amount being redeemed (unless the volume weighted average price (in Canadian Dollars) of a share of Common Stock on the TSX for a period of twenty (20) consecutive Trading Days prior to the date of a redemption notice is given equals or exceeds the product of (i) one hundred and ten percent (110%) of the then applicable Conversion Price times (ii) a fraction, the numerator of which is one (1) and the denominator of which is the Deemed Currency Conversion Rate, in which case such additional amount shall only be equal to an additional 18 months worth of interest on the portion (which may be all) of the principal amount being redeemed); (C) if this Note (or a principal portion hereof) is redeemed during the period beginning on the 541st day following the initial Closing Date and ending on the 720th day following the initial Closing Date, such additional amount shall be equal to an additional 15 months worth of interest on the portion (which may be all) of the principal amount being redeemed; and (D) if this Note (or a principal portion hereof) is redeemed after the 720th day following the initial Closing Date, such additional amount shall be equal to the lesser of an additional 12 months worth of interest on the portion (which may be all) of the principal amount being redeemed or the amount of interest the Holder would have otherwise received during the balance of the term of this Note to the Maturity Date on the portion (which may be all) of the principal amount being redeemed if this Note were not redeemed. In addition, upon the delivery to the Holder of notice of redemption hereunder, the Vesting Warrants received by the Holder at the Closing as a component of the Units shall immediately and automatically vest.

(iii) If the Company elects to redeem this Note in accordance with the terms of this Section 9(a), it shall furnish to the Holder, at least thirty (30) days but not more than sixty (60) days before a redemption date, written notice of the Company’s intention to redeem this Note or, if the Company has elected to redeem only a specified portion of this Note, such specified portion of this Note. The notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the portion (if less than all) of the outstanding principal amount of this Note the Company has elected to redeem; (iv) that this Note must be surrendered and delivered to the Company to collect the redemption price and, if the redemption is to be made pursuant to Section 9(a)(i), the Sister Vesting Warrant must also be surrendered and delivered to the Company to collect the redemption price; and (iv) that, unless the Company defaults in making such redemption payment, interest on this Note (or, if the Company has elected to redeem only a portion of this Note, interest on the principal amount of this Note being redeemed) ceases to accrue on the redemption date. The Holder shall be permitted to convert this Note into Shares in accordance with Section 5 at any time following the date such notice is given until the redemption date. If the Company makes an election to redeem Notes pursuant to this Section 9(a), it must redeem a pro rata portion of Notes from all Holders of Notes and may not choose to redeem Notes only from a select group of Holders.

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          (iv) Upon notice to the Holder that this Note (or any specified portion hereof) has been called for redemption, this Note (or such specified portion hereof) will become irrevocably due and payable on the redemption date at the redemption price, subject however to the surrender and delivery to the Company of this Note and (with respect to any redemption pursuant to Section 9(a)(i)) the Sister Vesting Warrant.  A notice of redemption may not be conditional.

          (v) Upon surrender of this Note that is redeemed in part, the Company will deliver to the Holder, at the Company’s expense, a new note in the same form of this Note equal in principal to the unredeemed portion of the redeemed Note. If this Note is redeemed pursuant to Section 9(a)(i) only in part, and not in full, then within five (5) Business Days following the redemption date (or, if later, the surrender and delivery of this Note and the Sister Vesting Warrant to the Company) the Company shall issue and provide to the Holder a new Vesting Warrant that is substantially in the form of the Sister Vesting Warrant that has been surrendered and delivered to the Company as provided above except that it shall have been amended to provide that it shall thereafter be exercisable for only the Applicable Portion of the Warrant Shares with respect to which the Sister Vesting Warrant was exercisable immediately prior to such surrender and delivery. If this Note is redeemed in full, then the Vesting Warrant that has been surrendered and delivered to the Company as provided above shall be cancelled and shall no longer be of any force or effect.

       (b) Holder’s Right to Require Redemption.
          (i) The Holder may, at its option, require the Company to redeem this Note or any portion of the outstanding principal and interest due on this Note at any time or in part from time to time, upon ten (10) days’ prior written notice to the Company, at a redemption price, payable in cash, equal to one hundred and eight percent (108%) of the principal amount of this Note then outstanding (or of the principal portion hereof the Holder has required the Company to redeem), together with accrued but unpaid interest on the portion (which may be all) of the principal amount being redeemed, upon any of the following events:

(A) a Fundamental Transaction of the Company;

(B) a Change of Control; or

(C) the liquidation, dissolution or wind-up of the affairs of the Company or any Significant Subsidiary (as defined in Rule 405 of the Securities Act).

For purposes of this Section 9, “Change of Control” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Notes or the exercise of the Warrants), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or

19

transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a three-year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the initial Closing Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the initial Closing Date); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

          (ii) The redemption notice shall set forth: (i) the redemption date; (ii) the redemption price; (iii) the portion (if less than all) of the outstanding principal amount of this Note the Company is being required to redeem; (iv) the reason under Section 9(b)(i) above why redemption is available, (v) that this Note (together with the Sister Vesting Warrant) is being surrendered to the Company to collect the redemption price; and (iv) that, unless the Company defaults in making such redemption payment, interest on this Note (or the portion thereof called for redemption) ceases to accrue on the redemption date.

          (iii) Upon such notice by the Holder to the Company that this Note (or any specified portion hereof) is required to be redeemed, this Note (or such specified portion hereof) will become irrevocably due and payable on the redemption date at the redemption price, subject, however, to the delivery and surrender to the Company of this Note and the Sister Vesting Warrant. A notice of redemption may not be conditional.

          (iv) Upon surrender of this Note that is redeemed in part, the Company will deliver to the Holder, at the Holder’s expense, a new note in the same form of this Note equal in principal to the unredeemed portion of the redeemed Note.

          (v) Payment of this Note (or the applicable portion hereof) pursuant to any redemption pursuant to this Section 9(b) shall be conditioned upon the Holder having surrendered and delivered to the Company this Note and the Sister Vesting Warrant. If this Note is redeemed pursuant to this Section 9(b) only in part, and not in full, then within five (5) Business Days following the redemption date (or, if later, the surrender and delivery of this Note and the Sister Vesting Warrant to the Company) the Company shall issue and provide to the Holder a new Vesting Warrant that is substantially in the form of the Sister Vesting Warrant that has been surrendered and delivered to the Company as provided above except that it shall have been amended to provide that it shall thereafter be exercisable for only the Applicable Portion of the Warrant Shares with respect to which the Sister Vesting Warrant was exercisable immediately prior to such surrender and delivery.  If this Note is redeemed in full, then the Vesting Warrant that has been surrendered and delivered to the Company as provided above shall be cancelled and shall no longer be of any force or effect.

10. Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.

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11. Mutilated, Destroyed, Lost or Stolen Notes.  In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall, at the Holder’s expense, execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

12. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel for all holders of the Notes) incurred in connection with the enforcement and collection of this Note.

13. Payment. All payments with respect to this Note shall be made in lawful money of Canada, at the address of the registered Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of Principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to Principal. The Company shall bear sole responsibility for any costs or fees in connection with all payments with respect to this Note, including but not limited to wire transfer fees, bank check fees, and escrow agent fees.
14. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.  The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company.  Interest and principal are payable only to the registered Holder of this Note on the books and records of the Company.

15. Waiver and Amendment.  Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor Representative (and without any requirement of any vote or the consent of the Investors who will be bound by any action taken by the Investor Representative even if such Investor does not agree with such action and even if neither such Investor nor Investors holding more than fifty percent (50%) of aggregate principal amount of the Notes outstanding have consented to such action.).

16. Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of Section 9.2 of the SPA.

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17. Governing Law, Consent to Jurisdiction, Appointment of Agent for Service of Process, etc.

          (a) This Note shall be construed in accordance with and governed by the laws of the State of New York (without reference to conflicts of laws principles that would call for the application of the laws of any other jurisdiction), except as otherwise required by mandatory provisions of law.

          (b) The Company irrevocably and unconditionally submits, to the fullest extent permitted by applicable law, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees, to the fullest extent permitted by applicable law, that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that the Investor Representative may otherwise have to bring any action or proceeding relating to any Transaction Document against the Company or its properties in the courts of any jurisdiction.

          (c) The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in subsection (b) of this Section.  The Company hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

          (d) The Company irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 16 hereof. Nothing in any Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.

          (e) THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT TO WHICH IT IS A PARTY OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

          (f) The Company hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process United Corporate Services, Inc., at its offices

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currently located at 10 Bank Street, Suite 560, White Plains, New York 10606 (the “Process Agent”), to accept and acknowledge for and on behalf of the Company service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. With respect to the Company, such designation and appointment shall be irrevocable until all of the Transaction Documents have terminated or the obligations under this Note have been fully satisfied and discharged. The Company covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. The Company consents to process being served in any suit, action or proceeding by serving a copy thereof upon the Process Agent, and to its counsels as provided in Section 9.2 of the SPA. Without prejudice to the foregoing, the Holders and the Investor Representative agree that to the extent lawful and possible, written notice of said service upon the Process Agent and its counsels as provided in Section 9.2 of the SPA shall also be mailed both by registered or certified airmail, postage prepaid, return receipt requested, and by regular first-class mail, to the Company, at its address specified in or pursuant to Section 16 of this Note or to any other address of which the Company shall have given written notice to the Person giving such notice. The Company agrees that such service (i) shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon itself in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to itself. Nothing in this Section shall affect the right of the Investor Representative to serve process in any manner permitted by law, or limit any right that the Investor Representative may otherwise have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

18. Severability.  In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Note.

19. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

20. Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of the Company under the Transaction Documents are cumulative and not in derogation of each other. The rights and remedies of the Holder and the Investor Representative are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until the termination of all of the Transaction Documents or the obligations under this Note have been fully satisfied and discharged.

21. Rank.  The Notes rank pari passu with one another, in accordance with their terms without discrimination, preference or priority and, except to the extent prescribed by law,

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with all other present and future unsecured indebtedness of the Company and ranking senior to other indebtedness that is by its terms expressly subordinated to the Notes.

22. Binding Nature. By accepting the benefit of this Note, the Holder (and its agents and the Investor Representative) hereby agree to be bound by any terms of this Note applicable to them.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

OLYMPUS PACIFIC MINERALS INC.

By:	________________________________
Name:
Title:

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Exhibit A

OLYMPUS PACIFIC MINERALS INC.
NOTE CONVERSION NOTICE

Reference is made to the 8% Unsecured Convertible Redeemable Note in the original principal amount of US$__________________ of Olympus Pacific Minerals Inc., a corporation continued under the Canada Business Corporations Act (the “Company”), issued to the undersigned (the “Note”).

In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert US$_______________ of the outstanding principal amount due and owing under the Note, together with all accrued but unpaid interest on such outstanding principal amount to but excluding the date of conversion, into shares of Common Stock, no par value per share, of the Company (the “Common Stock” and such shares, the “Shares”), by tendering the original of the Note for cancellation.

In connection with the conversion of the Note, the undersigned represents as follows: (Please check the ONE box applicable):

☐	1	.	The undersigned hereby certifies that (i) it is not a U.S. person (as defined in
			Regulation S under the United States Securities Act of 1933, as amended (the
			“1933 Act”)), (ii) at the time of conversion it is not within the United States (as
			defined in Regulation S under the 1933 Act) and did not execute or deliver the
			conversion notice in the United States, and (iii) it is not converting the Note into
			Shares on behalf of any U.S. person or person within the United States.
☐	2	.	The undersigned has delivered a written opinion of U.S. counsel reasonably
			satisfactory to the Company to the effect that the Shares to be delivered upon
			conversion hereof are exempt from registration under the 1933 Act and the
			securities laws of all applicable states of the United States.
☐	3	.	The undersigned (i) was the original purchaser in the Company’s private
			placement of certain units under which the Note was issued, (ii) is converting the
			Note solely for its own account; and (iii) is an accredited investor as defined in
			Rule 501(a) of Regulation D under the 1933 Act on the date hereof and on the
			date such units were acquired from the Company.

“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act.

[Signature Page Follows]

Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue to:

Address:

Facsimile Number:

Authorization:
By:
Title:

Dated: _________________________________

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ASSIGNMENT FORM

TO: OLYMPUS PACIFIC MINERALS INC.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (name), __________________________________________ (address), US$______ principal amount of 8% Unsecured Convertible Redeemable Notes (“Notes”) of Olympus Pacific Minerals Inc. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within certificate and irrevocably appoints _____________________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Witness)

(Signature of Registered Note Holder)

________________________________
(Print name of Registered Note Holder)

Signature of transferor guaranteed by:

Authorized Signature Number:

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Notes.

2.
If the transfer of Notes is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

Note: The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

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Schedule 8(a)

Existing Indebtedness

Please see the Company’s Disclosure Schedules to the SPA for a listing of Indebtedness of the Company.

Schedule 8(d)

Permitted Liens

1.
Under the Note Pledge Agreement, dated as of June 18, 2010 (the “Note Pledge Agreement”), made by the Company and Collateral Agents, LLC, a continuing security interest granted to Collateral Agents, LLC, as collateral agent, for the benefit of the holders of the 8% Senior Secured Redeemable Gold Delivery Promissory Notes of the Company, in all agreements, notes or other instruments from time to time evidencing the intercompany debt of Bong Mieu Gold Mining Company Limited and Phuoc Son Gold Company Limited to the Company, together with all proceeds thereof, but excluding certain payments to the Company permitted by Section 6 of the Note Pledge Agreement.

2.
Under the BVI Pledge and Security Agreement, dated as of June 18, 2010, by and between the Company and Collateral Agents, LLC, a continuing security interest granted to Collateral Agents, LLC, a collateral agent, for the benefit of the holders of the 8% Senior Secured Redeemable Gold Delivery Promissory Notes of the Company, in:

i.
all “Specified Equity Interests,” defined as equity interests in Formwell Holdings Limited and New Vietnam Mining Corp., both British Virgin Islands companies and direct wholly owned subsidiaries of the Company;

ii.
all dividends, interest and other distributions and payments (including Proceeds (as defined in Section 9-102 of the Uniform Commercial Code) thereof, whether by liquidation, sale or other disposition) made or received in cash upon or with respect to the Specified Equity Interests and

iii.
all books and Records (as defined in Section 9-102 of the Uniform Commercial Code) relating to either the Bong Mieu gold mining project or the Phuoc Son gold mining project (including, without limitation, asset ledgers, customer lists, files, correspondence, tapes, computer programs, print-outs, computer records, operating, mining and reserve data and records, including engineering, reserve, geological, mining, core hold, lithologic, smelting, refining and feasibility data and surveys, maps and production reports).

3.	The Company has a CAD $50,000 credit card facility with HSBC Bank Canada, secured by a term deposit under lien of CAD $45,129.

Exhibit B-1

Form of Vested Warrant

[attached hereto]

CANADIAN LEGENDS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

U.S. LEGENDS:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.

OLYMPUS PACIFIC MINERALS INC.

COMMON STOCK PURCHASE WARRANT

Initial Holder:	Original Issue Date: May 6, 2011
No. of Shares Subject to Warrant: ________ (subject to adjustment as hereinafter provided)
Exercise Price Per Share: CAD$0.55 (subject to adjustment as hereinafter provided)
Expiration Time: 5:00 p.m., Toronto time, on May 6, 2015

Olympus Pacific Minerals Inc., a corporation continued under the Canada Business Corporations Act (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock with no par value (the “Common Stock”) shown above (each such share, a “Warrant Share,” and all such shares, the “Warrant Shares”) at the exercise price per share shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time commencing on the original issue date indicated above (the “Original Issue Date”) and continuing through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

This Warrant is being issued pursuant to a Securities Purchase Agreement dated May 6, 2011 (the “SPA”), by and among the Company, the Initial Holder and the other parties thereto.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are defined in the SPA and are used herein are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the SPA.

2. List of Warrant Holders.  The Company shall record this Warrant upon the register to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant has been permissibly assigned hereunder). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, notwithstanding any notice to the contrary.

3. List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein or such address as my be notified in writing by the Company, subject, however, to such transfer being made in compliance with applicable law. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the transferring Holder had in respect of this Warrant (or the portion thereof so transferred).

4. Exercise and Duration of Warrant.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 hereof at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time. Subject to Section 11 hereof, at the Expiration Time, the portion of this Warrant not exercised prior thereto

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shall be and become void and of no value, and this Warrant shall be terminated and shall no longer be outstanding. Notwithstanding the foregoing or any other provision of this Warrant to the contrary, this Warrant may not be exercised by the Holder unless the Company shall have first obtained shareholder approval of the exercise of this Warrant and the issuance of the Warrant Shares if such approval is required by applicable law or applicable stock exchange rule.

(b) The registered Holder may exercise this Warrant, in whole or in part, by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, together with this Warrant, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant (to the extent such provisions are acceptable to the Australian Securities Exchange (“ASX”)), payment by certified cheque, bank draft, money order or wire transfer of immediately available Canadian funds to an account designated by the Company, of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date,” and to the extent permitted by law, such exercise shall be deemed to have been effective as at the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrant Shares with respect to which this Warrant has been exercised shall cease, and the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby.  The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) If and to the extent such right of a “cashless exercise” is acceptable to the ASX as being in accordance with the ASX Listing Rules, the registered Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price pursuant to subsection 4(b) above, may elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
 B

For purposes of the foregoing formula:

A=	the total number of Warrant Shares with respect to which this Warrant is then being exercised.
B=	the volume weighted average trading price of the shares of Common
Stock calculated by dividing the total value of shares traded by the total volume of shares traded on all Trading Markets (as reported by the respective Trading Markets or obtained through Bloomberg) on the

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Trading Day (as hereinafter defined) immediately preceding the date of the Exercise Notice.
C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the Securities Act as in effect on the date hereof, assuming the registered Holder is not an affiliate of the Company, it is intended that (subject to any amendment or modification of, or change in the interpretation of, such Rule 144(d)) the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the registered Holder, and the holding period for the Warrant Shares issued pursuant to such Cashless Exercise shall be deemed to have commenced, on the Original Issue Date.

(d) The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to the terms hereof.

5. Delivery of Warrant Shares.

(a) Upon a Cashless Exercise of this Warrant (if available under subsection 4(c) above) in which the holding period of the Warrants Shares has satisfied the requirements of Rule 144(d), the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the registered Holder and in such name or names as the registered Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of United States restrictive legends not required by applicable law. “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal Trading Market. The registered Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  The Company shall, upon the written request of the registered Holder, use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation. In the event this Warrant (i) is exercised in accordance with subsection 4(b) or (ii) is exercised by means of a Cashless Exercise in accordance with subsection 4(c) and, in either case, the holding period under Rule 144(d) shall not have lapsed, the share certificate to be issued upon such exercise shall bear the restrictive legend set forth in subsection 13(b) below.  In addition, if as of the time of the exercise of this Warrant the Warrant Shares issuable upon such exercise constitute restricted or control securities, the Holder, by exercising this Warrant, agrees not to resell them except in compliance with all applicable securities laws, including the Australian Corporations Act 2001.

(b)  To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of (i) any action or inaction by the Holder to enforce the same, (ii) the recovery of any judgment against any Person or any action to enforce the same, (iii) any

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set-off, counterclaim, recoupment, limitation or termination, (iv) any breach or alleged breach by the Holder or any other Person of any obligation to the Company, (v) any violation or alleged violation of law by the Holder or any other Person and (vi) any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares, exclusive, however, of any waiver or consent of the Holder to the contrary.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(c) If the Company fails to cause its transfer agent to transmit to the registered Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then the Holder will have the right to rescind such exercise, provided such right is exercised prior to the delivery of such certificate or the certificates to the Holder.

6. Charges and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer agent fee or expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any expenses that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the registered Holder. The Holder shall be responsible for all tax liabilities that may arise as a result of holding or transferring this Warrant or receiving, holding or transferring Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, the Company shall issue or cause to be issued in exchange herefor and upon cancellation hereof a New Warrant. If this Warrant is lost, stolen or destroyed, the Company shall issue or cause to be issued in substitution for this Warrant and upon cancellation hereof a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

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9. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Adjustments for Stock Splits and Consolidation and Stock Dividends. If the Company shall, at any time or from time to time after the date hereof and prior to the Expiration Time, effect a stock split or consolidation of the outstanding shares of Common Stock or pay a stock dividend in shares of Common Stock upon its outstanding shares of Common Stock, then the Exercise Price and the rights of the Holder in effect immediately prior to such stock split, consolidation or dividend shall be proportionately adjusted in accordance with applicable laws and the rules of any applicable stock exchange. Any adjustments under this subsection 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable. Subject to compliance with applicable laws and the rules of any applicable stock exchange, upon each adjustment of the Exercise Price as provided in this subsection 9(a), the registered Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (subject to Section 10, calculated to the nearest tenth of a Warrant Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares that may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b) Merger, Sale, Reclassification, etc. In case of any (i) combination, (ii) merger (including a merger in which the Company is the surviving entity), (iii) sale or other disposition of all or substantially all of the Company’s assets, (iv) distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), (v) reclassification, change or conversion of the outstanding securities of the Company, (vi) reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or (vii) any similar corporate reorganization on or after the date hereof and prior to the Expiration Time, then and in each such case the registered Holder of this Warrant, upon the exercise hereof at any time thereafter but prior to the Expiration Time shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to the consummation of such combination, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

10. No Fractional Shares. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, no fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional Warrant Shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Trading Day immediately preceding the Exercise Date.

11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be

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delivered in accordance with the procedures set forth in Section 9.2 of the SPA, with any such notice, other communication or delivery to the Company to be so delivered to the Company at the address for the Company provided for in such Section 9.2 and any such notice, other communication or delivery to the Holder to be so delivered to the Holder at its last address as shown on the Warrant Register.

12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon at least thirty (30) days’ notice to the registered Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the registered Holder at its last address as shown on the Warrant Register.

13. Legending.

(a) All certificates issued in exchange for or in substitution of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

CANADIAN LEGENDS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

U.S. LEGENDS:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO

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AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b) All certificates representing any Warrant Shares issued upon the exercise of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

CANADIAN LEGENDS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

U.S. LEGENDS:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), AND MAY NOT BE OFFERED OR SOLD (I) IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT WITH RESPECT THERETO OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION AND A WRITTEN OPINION FROM COUNSEL FOR THE

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TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) OUTSIDE THE UNITED STATES, UNLESS IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND THE PURCHASER IN SUCH TRANSACTION PROVIDES A CERTIFICATION TO THE ISSUER THAT IT IS A NON-U.S. PERSON.  EACH BENEFICIAL HOLDER, BY ACCEPTING AN INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AGREES THAT NO HEDGING TRANSACTION INVOLVING SUCH SECURITIES IS PERMITTED TO BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.  TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at such holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate that does not bear such legend.

14. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the registered Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the registered Holder or their successors and assigns.

(b) Each party agrees, to the fullest extent permitted by applicable law, that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto, to the fullest extent permitted by applicable law, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant) and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. The Company irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 11 hereof.  Nothing contained herein or in any other Transaction Document will limit or otherwise affect the right of any party hereto to serve process in any other manner permitted by law. EACH

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PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision that shall be a commercially reasonable substitute therefor and, upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) Prior to exercise of this Warrant, the registered Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

(f) No provision hereof, in the absence of any affirmative action by the registered Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the registered Holder, shall give rise to any liability of the registered Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(g) All Warrants shall rank pari passu, whatever may be the actual date of issue of same.

(h) For the purposes of this Section 14, the Holder of this Warrant and the successors and assigns thereof shall be deemed parties to this Warrant; and by accepting this Warrant, the Holder of this Warrant and the successors and assigns thereof agree to be bound by the provisions of this Section 14 as if the same were signatories and parties to this Warrant and agree to be bound by Section 5 and the other provisions hereof providing for any agreement by, or obligation of, such Holder.

(i) This Warrant constitutes the complete and exclusive statement and agreement of the Company and the Holder in respect of the subject matter contained herein and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements, whether oral or written, with respect such subject matter.  No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given other than those expressly set forth in this Warrant.

[Signature Page Follows]

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    IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

OLYMPUS PACIFIC MINERALS INC.

By:	________________________________
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

EXERCISE NOTICE

TO: OLYMPUS PACIFIC MINERALS INC.

Ladies and Gentlemen:

(1) The undersigned represents that he, she or it is the registered owner of a certain Common Stock Purchase Warrant having any Original Issue Date of May 6, 2011 and that is exercisable for _______________________________ (_____) shares of the Company’s common stock with no par value (such Common Stock Purchase Warrant, the “Warrant”).

(2) The undersigned hereby irrevocably elects to exercise the Warrant with respect to _______________________________ (_____) shares of Common Stock.  Capitalized terms that are used herein and are defined in the Warrant are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the Warrant.

(3) The undersigned intends that payment of the Exercise Price shall be made as (check one):

•	Cash Exercise under subsection 4(b) of the Warrant
•	Cashless Exercise under subsection 4(c) of the Warrant

(4) If the undersigned has elected a Cash Exercise, he, she or it shall pay the sum of CAD$ ______________ to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the undersigned the number of Warrant Shares determined in accordance with the terms of the Warrant.

In connection with the exercise of the Warrant, the undersigned represents as follows: (Please check the ONE box applicable):

☐ 1. The undersigned hereby certifies that (i) it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”)), (ii) at the time of exercise it is not within the United States (as defined in Regulation S under the 1933 Act) and did not execute or deliver the subscription form in the United States, and (iii) it is not exercising the Warrant on behalf of any U.S. person or any person within the United States.

☐ 2. The undersigned has delivered a written opinion of U.S. counsel reasonably satisfactory to the Company to the effect that the Warrant Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

☐ 3. The undersigned (i) was the original purchaser in the Company’s private placement of the Units that included the Warrant, (ii) is exercising the Warrant solely for its own account; and (iii) is an accredited investor as defined in Rule 501(a) of Regulation D under the 1933 Act on the date hereof and on the date such Units were acquired from the Company.

“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act. Please issue a certificate for the Warrant Shares being purchased as follows in the name of the undersigned:

NAME: (please print)
ADDRESS:

DATED this __________ day of __________________________________, ________.

_______________________
(Signature)

ASSIGNMENT FORM

TO: OLYMPUS PACIFIC MINERALS INC.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (name), __________________________________________ (address), ______________ Warrants of Olympus Pacific Minerals Inc. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within certificate and irrevocably appoints _____________________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Witness)	(Signature of Registered Warrant Holder)
(Print name of Registered Warrant Holder)
Signature of transferor guaranteed by:
*
*Authorized Signature Number

Instructions:
1. Signature of Holder must be the signature of the person appearing on the face of the Warrant certificate.

2. If the transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

Note:
The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

Exhibit B-2

Form of Vesting Warrant

[attached hereto]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

CANADIAN LEGENDS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

U.S. LEGENDS:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.

OLYMPUS PACIFIC MINERALS INC.

VESTING COMMON STOCK PURCHASE WARRANT

Initial Holder:	Original Issue Date: May 6, 2011
No. of Shares Subject to Warrant: ________ (subject to adjustment as hereinafter provided)
Exercise Price Per Share: CAD$0.50 (subject to adjustment as hereinafter provided)
Expiration Time: 5:00 p.m., Toronto time, on May 6, 2015
Subject to vesting in accordance with Section 4 hereof

    Olympus Pacific Minerals Inc., a corporation continued under the Canada Business Corporations Act (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock with no par value (the “Common Stock”) shown above (each such share, a “Warrant Share,” and all such shares, the “Warrant Shares”) at the exercise price per share shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time commencing on the original issue date indicated above (the “Original Issue Date”) and continuing through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

    This Warrant is being issued pursuant to a Securities Purchase Agreement dated May 6, 2011 (the “SPA”), by and among the Company, the Initial Holder and the other parties thereto.

    1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are defined in the SPA and are used herein are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the SPA.

    2. List of Warrant Holders.  The Company shall record this Warrant upon the register to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant has been permissibly assigned hereunder). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, notwithstanding any notice to the contrary.

    3. List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein or such address as my be notified in writing by the Company, subject, however, to such transfer being made in compliance with applicable law. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the transferring Holder had in respect of this Warrant (or the portion thereof so transferred).

    4. Exercise and Duration of Warrant.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4 hereof at any time and from time to time on or after the Vesting Date (as defined below) and through and including the Expiration Time. Subject to Section 11 hereof, at the Expiration Time, the portion of this Warrant not exercised

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prior thereto shall be and become void and of no value, and this Warrant shall be terminated and shall no longer be outstanding.  For purposes of this Warrant, the “Vesting Date” shall be the date that the Company consummates a redemption of the Notes in accordance with Section 9(a)(ii) of the Notes. Notwithstanding the foregoing or any other provision of this Warrant, this Warrant may not be exercised by the Holder unless the Company shall have first obtained shareholder approval of the exercise of this Warrant and the issuance of the Warrant Shares if such approval is required by applicable law or applicable stock exchange rule.  Additionally, as provided in the Notes, this Warrant may be subject to surrender and delivery to the Company and replacement by the Company with a Warrant substantially the same as this Warrant, but exercisable for a reduced number of Warrant Shares, in the event of a conversion or redemption (in whole or in part) of the Note with which this Warrant was issued.  Notwithstanding the foregoing or any other provision of this Warrant to the contrary, this Warrant may not be exercised by the Holder unless the Company shall have first obtained shareholder approval of the exercise of this Warrant and the issuance of the Warrant Shares if such approval is required by applicable law or applicable stock exchange rule.

(b) The registered Holder may exercise this Warrant, in whole or in part, following the Vesting Date, by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, together with this Warrant, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant (to the extent such provisions are acceptable to the Australian Securities Exchange (“ASX”)), payment by certified cheque, bank draft, money order or wire transfer of immediately available Canadian funds to an account designated by the Company, of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.  The date following the Vesting Date that such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date,” and to the extent permitted by law, such exercise shall be deemed to have been effective as at the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrant Shares with respect to which this Warrant has been exercised shall cease, and the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby. The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) If and to the extent such right of a “cashless exercise” is acceptable to the ASX as being in accordance with the ASX Listing Rules, the registered Holder may, in its sole discretion, at any time after the Vesting Date, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price pursuant to subsection 4(b) above, may elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
 B

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For purposes of the foregoing formula:

A=	the total number of Warrant Shares with respect to which this Warrant is then being exercised.
B=	the volume weighted average trading price of the shares of Common
Stock calculated by dividing the total value of shares traded by the total volume of shares traded on all Trading Markets (as reported by the respective Trading Markets or obtained through Bloomberg) on the
Trading Day (as hereinafter defined) immediately preceding the date of the Exercise Notice.
C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the Securities Act as in effect on the date hereof, assuming the registered Holder is not an affiliate of the Company, it is intended that (subject to any amendment or modification of, or change in the interpretation of, such Rule 144(d)) the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the registered Holder, and the holding period for the Warrant Shares issued pursuant to such Cashless Exercise shall be deemed to have commenced, on the Original Issue Date.

(d) The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to the terms hereof.

5. Delivery of Warrant Shares.

(a) Upon a Cashless Exercise of this Warrant (if available under subsection 4(c) above) in which the holding period of the Warrants Shares has satisfied the requirements of Rule 144(d), the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the registered Holder and in such name or names as the registered Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of United States restrictive legends not required by applicable law. “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal Trading Market. The registered Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  The Company shall, upon the written request of the registered Holder, use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation. In the event this Warrant (i) is exercised in accordance with subsection 4(b) or (ii) is exercised by means of a Cashless Exercise in accordance with subsection 4(c) and, in either case, the holding period under Rule 144(d) shall not have lapsed, the share certificate to be issued upon such exercise shall bear the restrictive legend set forth in subsection 13(b) below.  In

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addition, if as of the time of the exercise of this Warrant the Warrant Shares issuable upon such exercise constitute restricted or control securities, the Holder, by exercising this Warrant, agrees not to resell them except in compliance with all applicable securities laws, including the Australian Corporations Act 2001.

(b)  To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of (i) any action or inaction by the Holder to enforce the same, (ii) the recovery of any judgment against any Person or any action to enforce the same, (iii) any set-off, counterclaim, recoupment, limitation or termination, (iv) any breach or alleged breach by the Holder or any other Person of any obligation to the Company, (v) any violation or alleged violation of law by the Holder or any other Person and (vi) any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares, exclusive, however, of any waiver or consent of the Holder to the contrary.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(c) If the Company fails to cause its transfer agent to transmit to the registered Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then the Holder will have the right to rescind such exercise, provided such right is exercised prior to the delivery of such certificate or the certificates to the Holder.

6. Charges and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer agent fee or expense in respect of the issuance of such certificates, all of which expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any expenses that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the registered Holder. The Holder shall be responsible for all tax liabilities that may arise as a result of holding or transferring this Warrant or receiving, holding or transferring Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, the Company shall issue or cause to be issued in exchange herefor and upon cancellation hereof a New Warrant. If this Warrant is lost, stolen or destroyed, the Company shall issue or cause to be issued in substitution for this Warrant and upon cancellation hereof a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will at all times

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reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

9. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Adjustments for Stock Splits and Consolidation and Stock Dividends. If the Company shall, at any time or from time to time after the date hereof and prior to the Expiration Time, effect a stock split or consolidation of the outstanding shares of Common Stock or pay a stock dividend in shares of Common Stock upon its outstanding shares of Common Stock, then the Exercise Price and the rights of the Holder in effect immediately prior to such stock split, consolidation or dividend shall be proportionately adjusted in accordance with applicable laws and the rules of any applicable stock exchange. Any adjustments under this subsection 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable. Subject to compliance with applicable laws and the rules of any applicable stock exchange, upon each adjustment of the Exercise Price as provided in this subsection 9(a), the registered Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (subject to Section 10, calculated to the nearest tenth of a Warrant Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares that may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(b) Merger, Sale, Reclassification, etc. In case of any (i) combination, (ii) merger (including a merger in which the Company is the surviving entity), (iii) sale or other disposition of all or substantially all of the Company’s assets, (iv) distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), (v) reclassification, change or conversion of the outstanding securities of the Company, (vi) reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or (vii) any similar corporate reorganization on or after the date hereof and prior to the Expiration Time, then and in each such case the registered Holder of this Warrant, upon the exercise hereof at any time thereafter but prior to the Expiration Time shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to the consummation of such combination, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

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10. No Fractional Shares. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, no fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional Warrant Shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Trading Day immediately preceding the Exercise Date.

11. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be delivered in accordance with the procedures set forth in Section 9.2 of the SPA, with any such notice, other communication or delivery to the Company to be so delivered to the Company at the address for the Company provided for in such Section 9.2 and any such notice, other communication or delivery to the Holder to be so delivered to the Holder at its last address as shown on the Warrant Register.

12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon at least thirty (30) days’ notice to the registered Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the registered Holder at its last address as shown on the Warrant Register.

13. Legending.

(a) All certificates issued in exchange for or in substitution of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

CANADIAN LEGENDS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS

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NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

U.S. LEGENDS:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b) All certificates representing any Warrant Shares issued upon the exercise of this Warrant (and any certificates issued in exchange or in substitution thereof) shall bear legends substantially in the following form:

CANADIAN LEGENDS:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 7, 2011 IN CANADA. OTHER JURISDICTIONS MAY HAVE A LONGER HOLDING PERIOD.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF

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TRANSACTIONS ON THE TSX.

U.S. LEGENDS:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), AND MAY NOT BE OFFERED OR SOLD (I) IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT WITH RESPECT THERETO OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION AND A WRITTEN OPINION FROM COUNSEL FOR THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) OUTSIDE THE UNITED STATES, UNLESS IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND THE PURCHASER IN SUCH TRANSACTION PROVIDES A CERTIFICATION TO THE ISSUER THAT IT IS A NON-U.S. PERSON.  EACH BENEFICIAL HOLDER, BY ACCEPTING AN INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AGREES THAT NO HEDGING TRANSACTION INVOLVING SUCH SECURITIES IS PERMITTED TO BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary or advisable under any such securities laws, or the holder of any such legended certificate, at such holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate that does not bear such legend.

14. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the registered Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the registered Holder or their successors and assigns.

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(b) Each party agrees, to the fullest extent permitted by applicable law, that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto, to the fullest extent permitted by applicable law, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant) and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. The Company irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 11 hereof.  Nothing contained herein or in any other Transaction Document will limit or otherwise affect the right of any party hereto to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision that shall be a commercially reasonable substitute therefor and, upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) Prior to exercise of this Warrant, the registered Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

(f) No provision hereof, in the absence of any affirmative action by the registered Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the registered Holder, shall give rise to any liability of the registered Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(g) All Warrants shall rank pari passu, whatever may be the actual date of issue of same.

(h) For the purposes of this Section 14, the Holder of this Warrant and the successors and assigns thereof shall be deemed parties to this Warrant; and by accepting this Warrant, the Holder of this Warrant and the successors and assigns thereof agree to be bound by the provisions of this Section 14 as if the same were signatories and parties to this Warrant and agree to be bound by Section 5 and the other provisions hereof providing for

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any agreement by, or obligation of, such Holder.

(i) This Warrant constitutes the complete and exclusive statement and agreement of the Company and the Holder in respect of the subject matter contained herein and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements, whether oral or written, with respect such subject matter.  No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given other than those expressly set forth in this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

OLYMPUS PACIFIC MINERALS INC.

By:	________________________________
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

EXERCISE NOTICE

TO: OLYMPUS PACIFIC MINERALS INC.

Ladies and Gentlemen:

(1) The undersigned represents that he, she or it is the registered owner of a certain Vesting Common Stock Purchase Warrant having any Original Issue Date of  May 6, 2011 and that is exercisable for _______________________________ (_____) shares of the Company’s common stock with no par value (such Vesting Common Stock Purchase Warrant, the “Warrant”).

(2) The undersigned hereby irrevocably elects to exercise the Warrant with respect to _______________________________ (_____) shares of Common Stock.  Capitalized terms that are used herein and are defined in the Warrant are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the Warrant.

(3) The undersigned intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise under subsection 4(b) of the Warrant
☐	Cashless Exercise under subsection 4(c) of the Warrant

(4) If the undersigned has elected a Cash Exercise, he, she or it shall pay the sum of CAD$ ______________ to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the undersigned the number of Warrant Shares determined in accordance with the terms of the Warrant.

In connection with the exercise of the Warrant, the undersigned represents as follows: (Please check the ONE box applicable):

☐ 1. The undersigned hereby certifies that (i) it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”)), (ii) at the time of exercise it is not within the United States (as defined in Regulation S under the 1933 Act) and did not execute or deliver the subscription form in the United States, and (iii) it is not exercising the Warrant on behalf of any U.S. person or any person within the United States.

☐ 2. The undersigned has delivered a written opinion of U.S. counsel reasonably satisfactory to the Company to the effect that the Warrant Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

☐ 3. The undersigned (i) was the original purchaser in the Company’s private placement of the Units that included the Warrant, (ii) is exercising the Warrant solely for its own account; and (iii) is an accredited investor as defined in Rule 501(a) of Regulation D under the 1933 Act on the date hereof and on the date such Units were acquired from the

Company.

“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act. Please issue a certificate for the Warrant Shares being purchased as follows in the name of the undersigned:

NAME: (please print)
ADDRESS:

DATED this __________ day of __________________________________, ________.

_______________________
(Signature)

ASSIGNMENT FORM

TO: OLYMPUS PACIFIC MINERALS INC.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (name), __________________________________________ (address), ______________ Warrants of Olympus Pacific Minerals Inc. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within certificate and irrevocably appoints _____________________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Witness)	(Signature of Registered Warrant Holder)
(Print name of Registered Warrant Holder)
Signature of transferor guaranteed by:
*
*Authorized Signature Number

Instructions:

1. Signature of Holder must be the signature of the person appearing on the face of the Warrant certificate.

2. If the transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

Note:
The signature to this transfer form must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this transfer form must be guaranteed by a Chartered Bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

Exhibit C

Form of Closing Escrow Agreement

[attached hereto]

CLOSING ESCROW AGREEMENT

This CLOSING ESCROW AGREEMENT is dated as of the 4th day of May, 2011, by and among Olympus Pacific Minerals Inc. (the “Company”), a corporation continued under the Canada Business Corporations Act, Euro Pacific Capital, Inc. (the “Placement Agent”), a California corporation, in its capacity as the “Investor Representative” under the Securities Purchase Agreement (as hereinafter defined), and Escrow, LLC (the “Escrow Agent” and, collectively with the Company and the Placement Agent, the “Parties” and each a “Party”).

BACKGROUND

The Company and certain Investors (as hereinafter defined) have entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of May 6, 2011, among the Company, such Investors and, with respect to certain sections, the Placement Agent, calling for the sale by the Company to the Investors of Units for an aggregate purchase price of up to $15,000,000 in the respective amounts and for the respective Investors set forth on Schedule A hereto (such amounts, collectively, the “Escrow Funds”).

In the Securities Purchase Agreement, the Investors appointed the Placement Agent as their true and lawful agent and attorney-in-fact to, among other things, enter into any agreement in connection with the transactions contemplated therein, including this Agreement.

As contemplated by the Securities Purchase Agreement, the Company and the Placement Agent require the Escrowed Funds to be delivered to the Escrow Agent, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement.

The Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, the Parties hereby agree as follows:

1.	INTERPRETATION

      1.1. Definitions. Capitalized terms that are defined in the Securities Purchase Agreement and are used herein are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the Securities Purchase Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

    ▪  “Agreement” means this Agreement and all amendments made hereto by written agreement among the Parties; and

    ▪  “Escrow Agent Fees” means the fees itemized on Schedule C to this Agreement.

2.	DELIVERIES TO THE ESCROW AGENT

      2.1. Appointment of the Escrow Agent. The Company and the Placement Agent (acting for, on behalf of and as attorney-in-fact for the Investors) hereby appoint the Escrow

Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

      2.2. Establishment of the Escrow Account.  The Escrow Agent shall establish a bank account at the branch of the bank selected by the Escrow Agent (such bank account, the “Escrow Account”). The purpose of the Escrow Account is for (a) the deposit of the Escrow Funds and (b) the disbursement of collected funds, all as described herein.

      2.3. Delivery of Escrow Funds. On or before the Closing Date for each Closing, the Placement Agent shall direct each Investor purchasing Units at such Closing to deliver the Purchase Price for such Units to the Escrow Agent.  Such Purchase Price will be delivered pursuant to the wire transfer instructions set forth on Schedule B hereto.

3.	RELEASE OF ESCROW FUNDS

       3.1. Release of Escrow. The Escrow Agent shall release or deliver the Escrow Funds as follows:

          (a) Upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Placement Agent, the Escrow Agent shall deliver the Escrow Funds in accordance with the terms of the Joint Instructions.  All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

          (b) If the Escrow Agent does not receive Joint Instructions by June 30, 2011 or such later date as may be agreed to by the Company and the Placement Agent, all Escrow Funds shall be returned to the Investors from which they were received, without any accrued interest thereon and without any deduction therefrom.

          (c) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrow Funds in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

          (d) Interpleader. If any controversy arises among any of the Parties and the Investors with respect to this Agreement or with respect to the right to receive the Escrow Funds, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the Parties.  The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter so directing the Escrow Agent and executed by the Placement Agent and the Company.  If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such receipt. Any interpleader action instituted in accordance with this Section 3(d) shall be filed in any court of competent jurisdiction in New York, New York, and the Escrow Funds in dispute shall be deposited with the court, and in such event the Escrow Agent

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shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Funds so deposited.

4.	CONCERNING THE ESCROW AGENT

       4.1. (a) The Escrow Agent is not a party to, and is not bound by or charged with notice of, any agreement (other than this Agreement) out of which this escrow may arise. The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other Party hereunder or for the identity or authority of any Person executing any such notice. The Escrow Agent will have no duties or responsibilities other than those expressly set forth in this Agreement. The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any Party (other than the Escrow Agent) or any maker, endorser or other signatory of any document to perform such Person’s obligations hereunder or under any such document. Except for this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the Persons referred to herein, notwithstanding its knowledge thereof. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

          (b) The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own reasonable best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate or opinion or advice of counsel (including counsel chosen in good faith by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper Person or Persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

          (c ) The Escrow Agent will be indemnified and held harmless, jointly and severally, by the Company and the Investors from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by the Escrow Agent in connection with any claim or demand, that, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of the Escrow Agent hereunder; except that, if the Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, the Escrow Agent will notify the other Parties in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the other Parties, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or

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proceeding.  The provisions of this Section 4.1(c) shall survive the termination of this Agreement.

          (d) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Escrow Funds (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Funds), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the other Parties or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

          (e) The Escrow Agent may consult with legal counsel chosen in good faith by it as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

          (f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

          (h) The Escrow Agent shall not be under any duty to give the Escrow Account held by it hereunder any greater degree of care than it gives its own similar property.

          (i) When the Escrow Agent acts on any information, instructions, communications (including, but not limited to, communications with respect to the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication (whether due to fraud, distortion or otherwise). In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Funds, unless the Escrow Agent receives written instructions, signed by the Company and the Placement Agent, that eliminate such ambiguity or uncertainty.

          (j) The Escrow Agent does not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Funds, if any, and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

          (k) The Escrow Agent may generally engage in any kind of business with the Company, the Investors, the Placement Agent or any participant in the Offering or any subsidiary or affiliate thereof as if it had not entered into this Agreement or any other agreement

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with them.  The Escrow Agent and its affiliates and their officers, directors, employees and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with the Company, the Investors, the Placement Agent or any participant in the Offering or any subsidiary or affiliate thereof or may act as trustee, agent or representative of any the foregoing parties or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”).  Without limiting the forgoing, the Escrow Agent and its affiliates and their officers, directors, employees and agents (including legal counsel) shall not be responsible to account to the Company, the Investors or any participant in the Offering or any subsidiary or affiliate thereof for such Other Activities.

          (l) Fees and Expenses. In consideration of the services provided hereunder, the Company agrees to pay the Escrow Agent the Escrow Agent Fees.  The Company agrees to pay the Escrow Agent’s reasonable costs and expenses (“Expenses”), including reasonable attorney’s fees, in the event of any dispute or litigation threatened or commenced that requires the Escrow Agent in its good faith opinion to refer such matter to its attorneys and all wire fees, packaging and postal fees and expenses (including FedEx); provided, however, that no Expenses shall be payable to the Escrow Agent with resepct to any such dispute or litigation resulting from or occasioned by any willful misconduct, fraud or gross negligence of the Escrow Agent or any representative or agent thereof.  The Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel.

          (m) Resignation of the Escrow Agent.  At any time, upon at least five (5) Business Days’ written notice to the Company, the Escrow Agent may resign and be discharged from its duties as escrow agent hereunder.  As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company (with the consent of the Placement Agent, with such consent not to be unreasonably withheld, delayed or conditioned) the Escrow Funds held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 5-Business Day period following the giving of notice of resignation by the Escrow Agent, the Company shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Funds with any court of competent jurisdiction in the State of New York

          (n) Records.  The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by either of the other Parties from time to time before such termination, the Escrow Agent shall provide the requesting Party or Parties with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the other Parties shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

       4.2. Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions. If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Funds or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrow Funds pending receipt of the Joint Instructions or (ii) deposit the Escrow Funds with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the other Parties and shall thereupon

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be relieved and discharged from all further obligations pursuant to this Agreement with respect to the Escrow Funds so deposited.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings that relate to the Escrow Funds.

5.	GENERAL MATTERS

5.1. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

5.2. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the Parties may not be assigned without the prior written consent of the other Parties. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. No other Person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Funds shall be subject to interference or control by any creditor of any Party or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Party prior to the disbursement thereof to such Party in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any condition, default or breach of covenant hereunder shall, except as expressly provided in such waiver, be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

5.3. Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

5.4. Attorneys’ Fees.  If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees from the other Parties (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees shall be in addition to any other relief that may be awarded; provided, however, that the Escrow Agent shall not be obligated to pay any such fees other than with respect to any such action brought against the Escrow Agent on account of the willful misconduct, fraud or gross negligence of the Escrow Agent or any representative or agent thereof.

5.5. Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such subject matter. There are no warranties, representations and other agreements made by the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

5.6. Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; and words importing any gender include the other genders.

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The word “Person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

5.7. Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York applicable to contracts executed and to be performed wholly within such State without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by any Party against any other Party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts situated in the City, County and State of New York. All Parties agree, to the fullest extent permitted under applicable law, to submit to the jurisdiction of such courts and waive trial by jury.

5.8. Specific Enforcement, Consent to Jurisdiction. Each Party acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Each of the Parties hereto, to the fullest extent permitted by applicable law, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Transaction Document to which it is a party, or for recognition or enforcement of any judgment, and each Party, to the fullest extent permitted by applicable law, irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Party agrees, to the fullest extent permitted by applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that any Party may otherwise have to bring any action or proceeding relating to any Transaction Document to which it is a party against any other party or its properties in the courts of any jurisdiction. Each Party irrevocably consents, to the fullest extent permitted by applicable law, to service of process in the manner provided for notices in Section 5.10 hereof. Nothing in this Section 5.8 will affect the right of any Party to serve process in any other manner permitted by law.

5.9. Termination.  This Agreement shall terminate upon the release of all of the Escrow Funds as provided herein.

5.10. Notices. All notices, demands, requests, consents, approvals and other communications (each of the foregoing, a “Notice”) required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as the intended recipient shall have specified most recently by written notice in accordance with this Section 5.10.  Any Notice required or permitted to be given hereunder shall be deemed effective (a) if personally served as

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bove provided, upon such personal service, (b) if transmitted by hand delivery or facsimile as above provided, upon such hand delivery or such delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, if delivered on a Business Day during normal business hours where such Notice is to be received, on such Business Date, or otherwise on the next following Business Day, (c) if delivered by reputable air courier service as above provided, on the second Business Day following delivery to such reputable air courier service, or (d) if mailed as above provided, upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall (unless and until changed by Notice as contemplated above) be:

(a)	If to the Company, to:

Olympus Pacific Minterals Inc.
Suite 500, 10 King Street East
Toronto, Ontario
M5C 1C3 Canada
Attention: David A. Seton
Chairman and Chief Executive Officer
Facsimile: (416) 572-4202

With a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022-7650
Attention: Herbert F. Kozlov, Esq.
Fax Number: (212) 521-5450

(b)	If to the Placement Agent, to:

Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Fax Number : (203) 662-9771

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037-1122
Attention: Louis A. Bevilacqua, Esq.
Fax Number: (202) 663-8007

(c)	If to the Escrow Agent, to:

Escrow, LLC
215 Mockingbird Lane
Warrenton, VA 20186

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Attention: Johnnie L. Zarecor
Telephone: (540) 347-2212
Fax: (540) 347-2291
Email: jzarecor@escrowllc.net

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.10.

5.11. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law.

5.12. Binding Effect on the Investors. The Placement Agent represents, warrants and confirms to the other Parties that it has the authority to execute and deliver this Agreement for and on behalf of each and all of the Investors and by executing and delivering this Agreement it is binding on each and all of the Investors as if they executed and delivered this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Escrow Agreement to be duly executed by their respective authorized signatories as of the day and year first indicated above.

COMPANY:

OLYMPUS PACIFIC MINERALS INC.

By:	________________________________
Name:
Title:

PLACEMENT AGENT:

EURO PACIFIC CAPITAL, INC.

By:	________________________________
Name:
Title:

ESCROW AGENT:

ESCROW, LLC

By:	________________________________
Name:
Title:

[SIGNATURE PAGE TO CLOSING ESCROW AGREEMENT]

Schedule A

Escrow Funds

Schedule B

Wire Instructions

Domestic:

Virginia Commerce Bank
341 E. Market St.
Leesburg, VA 20175
ABA#056005253
Account Name: Escrow, LLC
Account #: 01194186
Reference: Olympus Pacific

International:

Correspondent Bank: Wells Fargo Bank,
707 Wilshire Blvd. 13th Floor
Los Angeles, Ca. 90017
SWIFT#: WFBIUS6WFFX
Credit Account #: 412-11-08146
Virginia Commerce Bank
FBO Account Name: Escrow, LLC
Account: 01194186
Reference: Olympus Pacific

Schedule C

Escrow related fees:           $3,000

Exhibit D

Form of Investor Questionnaire

[attached hereto]

ACCREDITED INVESTOR QUESTIONNAIRE
Olympus Pacific Minerals Inc.

Capitalized terms that are defined in that certain Stock Purchase Agreement (the “SPA”), dated April __, 2011, by and among Olympus Pacific Minerals Inc,, certain Investors (as defined therein) and Euro Pacific Capital, Inc., and are used herein are, unless otherwise defined herein, used herein with the respective meanings ascribed to such terms in the SPA.

INDIVIDUAL INVESTORS:

_____  I am a natural person whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000 (excluding the value of my primary residence).1

_____  I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years, and I reasonably expect reaching the same income level in the current year.

CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, BUSINESS TRUSTS OR OTHER ENTITIES:

_____ I am a corporation, partnership, limited liability company or other entity in which all of the equity owners are “accredited investors” (meeting at least one of the suitability requirements for individual investors above).

_____ I am a corporation, partnership, limited liability company or “Massachusetts” or similar business trust with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring Units, the executive officer, manager or trustee of which has such knowledge and experience in oil and gas investing and/or financial and business matters that it is capable of evaluating the merits and risks of investing in the Units.

GRANTOR OR FAMILY TRUSTS (NOTE: Please enclose a copy of the trust agreement):

_____ I am a revocable or family trust the settlor(s) or grantor(s) of which (i) may revoke the trust at any time and regain title to the trust assets and (ii) meet(s) at least one of the suitability requirements for individual investors above.

INDIVIDUAL RETIREMENT ACCOUNTS (to be initialed by participant, not the IRA custodian):

_____ I am an individual retirement account administered in accordance with the U.S. Tax Code the participant of which meets at least one of the suitability requirements for individual investors above.

OTHER:

_____ I am a director or executive officer of the Company.

_____ I otherwise qualify as an “accredited investor” for the following reason(s):

________________________________
1 In calculating net worth, include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property, MINUS your debts and liabilities. A mortgage or other indebtedness secured by your primary residence should not be included in the liabilities used to calculate net worth except to the extent such indebtedness exceeds the value of the residence.

Subscriber Representation:

In order to further induce the Company to accept this subscription, I represent and warrant the following to be true: I have a net worth of at least the amount indicated above or otherwise qualify as an “Accredited Investor” under Rule 501(a) of Regulation D, as amended, the Securities Act. I further represent that I satisfy any other minimum income and/or net worth standards imposed by the jurisdiction in which I reside, if different from the standards set forth in the Memorandum or any supplement thereto. If I am acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any Person, I hereby represent and warrant that I have full authority to subscribe for Units in such capacity. If I am subscribing for Units in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the Person or Persons for whom I am subscribing.

BY EXECUTING BELOW, I REPRESENT AND WARRANT THAT THE INFORMATION CONTAINED IN THIS QUESTIONNAIRE IS TRUE, ACCURATE AND COMPLETE.

X________________________________________	X_____________________________________________
Authorized Signature	Second Authorized Signature (if applicable)

Date	Date

Name of Signatory	Name of Signatory

Title (if applicable)	Title (if applicable)

Name of Entity (if applicable)